                 BlackRock Long-Term Municipal Advantage Trust
                              File No. 811-21835
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of BlackRock Long-Term Municipal Advantage Trust's (the "Trust") (i) Statement of Preferences of Variable Rate Demand Preferred Shares and (ii) Variable Rate Demand Preferred Shares Notice of Special Rate Period dated October 29, 2015 and filed with the Trust's books and records.

                                                                Exhibit 77Q1(a)

                 BLACKROCK LONG-TERM MUNICIPAL ADVANTAGE TRUST

                           STATEMENT OF PREFERENCES
                                      OF
                     VARIABLE RATE DEMAND PREFERRED SHARES

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

DESIGNATION.....................................................................   1

DEFINITIONS.....................................................................   1

PART I                                                                            17

    1. NUMBER OF AUTHORIZED SHARES..............................................  17

    2. DIVIDENDS................................................................  17

       (a) Ranking..............................................................  17

       (b) Cumulative Cash Dividends............................................  17

       (c) Dividends Cumulative From Date of Original Issue.....................  17

       (d) Dividend Payment Dates and Adjustment Thereof........................  17

       (e) Applicable Rates and Calculation of Dividends........................  18

       (f) Curing a Failure to Deposit..........................................  19

       (g) Dividend Payments by Trust to Tender and Paying Agent................  19

       (h) Tender and Paying Agent as Trustee of Dividend Payments by Trust.....  19

       (i) Dividends Paid to Holders............................................  20

       (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends.  20

       (k) Dividends Designated as Exempt-Interest Dividends....................  20

    3. GROSS-UP PAYMENTS........................................................  20

    4. DESIGNATION OF SPECIAL RATE PERIODS......................................  20

       (a) Length of and Preconditions for Special Rate Period..................  20

       (b) Adjustment of Length of Special Rate Period..........................  21

       (c) Notice of Proposed Special Rate Period...............................  21

       (d) Notice of Special Rate Period........................................  22

       (e) Failure to Deliver Notice of Special Rate Period.....................  23

       (f) Termination Date.....................................................  23

       (g) Initial Rate Period..................................................  23

       (h) Notice to Holders....................................................  23

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
        (i) Ambiguities........................................................................ 24

        (j) Amendments......................................................................... 24

    5.  VOTING RIGHTS.......................................................................... 24

        (a) One Vote Per VRDP Share............................................................ 24

        (b) Voting for Additional Trustees..................................................... 24

        (c) Holders of VRDP Shares to Vote on Certain Other Matters............................ 25

        (d) Board of Trustees May Take Certain Actions Without Shareholder Approval............ 26

        (e) Voting Rights Set Forth Herein are Sole Voting Rights.............................. 28

        (f) No Preemptive Rights or Cumulative Voting.......................................... 28

        (g) Voting for Trustees Sole Remedy for Trust's Failure to Pay Dividends............... 28

        (h) Holders Entitled to Vote........................................................... 28

        (i) Grant of Irrevocable Proxy......................................................... 28

    6.  Minimum VRDP Shares Asset Coverage..................................................... 28

    7.  VRDP Shares Basic Maintenance Amount................................................... 28

    8.  RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS                                       29

        (a) Dividends on Preferred Shares Other Than VRDP Shares............................... 29

        (b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. 29

        (c) Other Restrictions on Dividends and Other Distributions............................ 29

    9.  RATING AGENCY RESTRICTIONS............................................................. 30

    10. REDEMPTION............................................................................. 30

        (a) Optional Redemption................................................................ 30

        (b) Mandatory Redemption............................................................... 31

        (c) Notice of Redemption............................................................... 34

        (d) No Redemption Under Certain Circumstances.......................................... 35

        (e) Absence of Funds Available for Redemption.......................................... 35

        (f) Tender and Paying Agent as Trustee of Redemption Payments by Trust................. 35

        (g) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding..... 35

        (h) Compliance With Applicable Law............................................... 36

        (i) Only Whole Shares of a Series of VRDP Shares May Be Redeemed................. 36

        (j) Modification of Redemption Procedures........................................ 36

    11. LIQUIDATION RIGHTS............................................................... 36

        (a) Ranking...................................................................... 36

        (b) Distributions Upon Liquidation............................................... 36

        (c) Pro Rata Distributions....................................................... 37

        (d) Rights of Junior Shares...................................................... 37

        (e) Certain Events Not Constituting Liquidation.................................. 37

    12. PURCHASE OBLIGATION.............................................................. 37

    13. MISCELLANEOUS.................................................................... 39

        (a) Amendment of or Supplements to this Statement of Preferences................. 39

        (b) No Fractional Shares......................................................... 39

        (c) Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Trust. 39

        (d) Purchase Obligation Part of the VRDP Shares.................................. 39

        (e) Treatment of VRDP Shares as Equity........................................... 39

        (f) Board of Trustees May Resolve Ambiguities.................................... 39

        (g) Headings Not Determinative................................................... 39

        (h) Notices...................................................................... 39

        (i) Rating Agency Provisions and Definitions..................................... 39

        (j) Appendix A Incorporated by Reference......................................... 40

PART II                                                                                   41

    1.  REMARKETING PROCEDURES........................................................... 41

    2.  REMARKETING SCHEDULE............................................................. 43

    3.  DETERMINATION OF APPLICABLE RATE................................................. 45

    4.  FAILED REMARKETING CONDITION..................................................... 46

    5.  PURCHASE OF VRDP SHARES BY REMARKETING AGENT..................................... 46

      6. NOTIFICATION OF ALLOCATIONS...................................... 46

      7. TRANSFERS........................................................ 46

      8. GLOBAL CERTIFICATE............................................... 47

                 BLACKROCK LONG-TERM MUNICIPAL ADVANTAGE TRUST

                           STATEMENT OF PREFERENCES
                                      OF
                     VARIABLE RATE DEMAND PREFERRED SHARES

   BlackRock Long-Term Municipal Advantage Trust, a Delaware statutory trust (the "Trust"), hereby certifies that:

   FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust by Article VI of the Trust's Amended and Restated Agreement and Declaration of Trust (the "Charter"), a duly authorized committee of the Board of Trustees of the Trust approved the issuance of Variable Rate Demand Preferred Shares ("VRDP Shares") on September 17, 2015. The Variable Rate Demand Preferred Shares may be issued in one or more series, as designated and authorized by the Board of Trustees or a duly authorized committee thereof from time to time (each series of VRDP Shares that may be authorized and issued, a "Series").

   SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of VRDP Shares are as follows or as set forth in an amendment to this Statement of Preferences or otherwise in the Charter (each such Series being referred to herein as a "Series of VRDP Shares"):

                                  DESIGNATION

   Series W-7: A series of 760 preferred shares of beneficial interest, par value $.001 per share, liquidation preference $100,000 per share, is hereby authorized and designated "Series W-7 Variable Rate Demand Preferred Shares," also referred to herein as "Series W-7 VRDP Shares." Each Series W-7 VRDP Share shall be issued on a date determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have such preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Charter, as set forth in Parts I and II of this Statement of Preferences and in any applicable Notice of Special Rate Period. The Series W-7 VRDP Shares shall constitute a separate series of preferred shares of beneficial interest in the Trust and each Series W-7 VRDP Share shall be identical. Except as otherwise provided with respect to any additional Series of VRDP Shares, the terms and conditions of this Statement of Preferences apply to each Series of VRDP Shares.

                                  DEFINITIONS

   The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

   "1940 ACT" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended.

   "AFFECTED SERIES" shall have the meaning specified in paragraph (c)(i) of
Section 5 of Part I of this Statement of Preferences.

   "AGENT MEMBER" means a Person with an account at the Securities Depository that holds one or more shares of a Series of VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

   "ALTERNATE VRDP SHARES PURCHASE AGREEMENT" means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein as determined by the Trust.

   "APPLICABLE BASE RATE" means (i) with respect to a Rate Period of fewer than forty-nine (49) days, the greater of (a) the SIFMA Municipal Swap Index or
(b) the LIBOR Rate, and (ii) with respect to a Rate Period of forty-nine
(49) or more days, the LIBOR Rate.

   "APPLICABLE PERCENTAGE" shall have the meaning set forth in the definition of the Maximum Rate.

   "APPLICABLE RATE" means the dividend rate PER ANNUM on any share of a Series of VRDP Shares for a Rate Period determined as set forth in paragraph (e)(i) of
Section 2 of Part I of this Statement of Preferences or in the definition of "Maximum Rate," as applicable.

   "APPLICABLE RATE DETERMINATION" means each periodic operation of the process of determining the Applicable Rate for the shares of a Series of VRDP Shares for a Subsequent Rate Period, as provided in the VRDP Shares Remarketing Agreement and Part II of this Statement of Preferences.

   "APPLICABLE SPREAD" means, in connection with the Maximum Rate for any Rate Period (and subject to adjustment as described in the definition of Maximum
Rate) (i) when there is not a Failed Remarketing Condition, 200 basis points (2.00%), and (ii) while a Failed Remarketing Condition has occurred or is continuing, 200 basis points (2.00%) (up to 59 days of a continued Failed Remarketing Condition), 225 basis points (2.25%) (sixty (60) days but fewer than ninety (90) days of a continued Failed Remarketing Condition), 250 basis points (2.50%) (ninety (90) days but fewer than 120 days of a continued Failed Remarketing Condition), 275 basis points (2.75%) (120 days but fewer than 150 days of a continued Failed Remarketing Condition), 300 basis points
(3.00%) (150 days but fewer than 180 days of a continued Failed Remarketing Condition), and 400 basis points (4.00%) (180 days or more of a continued Failed Remarketing Condition); provided that, if at any time when the Applicable Spread is 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) and the Failed Remarketing Condition no longer exists due to the successful remarketing of all Purchased VRDP Shares, then such Applicable Spread of 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) will continue to be the Applicable Spread in connection with determining the Maximum Rate in effect for each Rate Period commencing with the first Subsequent Rate Period after the Failed Remarketing Condition no longer exists through and including the first Subsequent Rate Period ending on or after the 45th day after the day the Failed Remarketing Condition no longer exists; provided, further, that (i) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 225 basis points (2.25%), the date such new Failed Remarketing Condition occurs will be deemed to be the 60th day of a continued Failed Remarketing Condition, (ii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 250 basis points (2.50%), the date such new Failed Remarketing Condition occurs will be deemed to be the 90th day of a continued Failed Remarketing Condition, (iii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 275 basis points (2.75%), the date such new Failed Remarketing Condition occurs will be deemed to be the 120th day of a continued Failed Remarketing Condition, (iv) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 300 basis points (3.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 150th day of a continued Failed Remarketing Condition and (v) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 400 basis points (4.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 180th day of a continued Failed Remarketing Condition, in each case, solely for purposes of determining the Applicable Spread.

   "BENEFICIAL OWNER" means a Person in whose name shares of a Series of VRDP Shares are recorded as beneficial owner of such shares of a Series of VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of shares of a Series of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

   "BOARD" means the Board of Trustees of the Trust or any duly authorized committee thereof.

   "BUSINESS DAY" means a day other than a day (a) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (b) on which the New York Stock Exchange is closed.

   "CHARTER" means the Amended and Restated Agreement and Declaration of Trust, as amended and supplemented (including by this Statement of Preferences), of the Trust.

   "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

   "COMMON SHARES" means the common shares of beneficial interest, par value $.001 per share, in the Trust.

   "CURE DATE" means the VRDP Shares Basic Maintenance Cure Date or the Minimum VRDP Shares Asset Coverage Cure Date, as the case may be.

   "CUSTODIAN" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

   "DATE OF ORIGINAL ISSUE," with respect to shares of a Series of VRDP Shares, means the date on which the Trust initially issued such VRDP Shares.

   "DEPOSIT SECURITIES" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

   (1) cash or any cash equivalent;

   (2) any U.S. Government Security;

   (3) any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of this Statement of Preferences (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and
   (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

   (4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

   (5) any letter of credit from a bank or other financial institution that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement of Preferences (or such rating's future equivalent).

   "DISCOUNTED VALUE," as of any Valuation Date, shall have the meaning set forth in the respective Rating Agency Guidelines.

   "DIVIDEND PAYMENT DATE," except as otherwise provided in paragraph (d) of
Section 2 of Part I of this Statement of Preferences, means the date that is the first (1st) Business Day of each calendar month.

   "DIVIDEND PERIOD," with respect to shares of a Series of VRDP Shares, means the period from, and including, the Date of Original Issue of shares of such Series to, but excluding, the initial Dividend Payment Date for shares of such Series and any period thereafter from, and including, one Dividend Payment Date for shares of such Series to, but excluding, the next succeeding Dividend Payment Date for shares of such Series.

   "EFFECTIVE LEVERAGE RATIO" shall have the meaning set forth in the Fee Agreement.

   "EFFECTIVE LEVERAGE RATIO CURE PERIOD" shall have the meaning set forth in the Fee Agreement.

   "ELECTRONIC MEANS" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.

   "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

   "EXTRAORDINARY CORPORATE EVENT" means as to the Liquidity Provider, (i) the consolidation or amalgamation with, or merger with and into, or the transfer of all or substantially all of the Liquidity Provider's assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with and into another entity or the transfer of all or substantially all of the Liquidity Provider's assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider's assets, (a) assumes or is bound by all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Trust confirming the information described in (x) at least 10 days prior to the scheduled date of the applicable listed occurrence in (i) above.

   "FAILED REMARKETING CONDITION" means a Failed Remarketing
Condition--Purchased VRDP Shares or a Failed Remarketing Condition--Unpurchased VRDP Shares.

   "FAILED REMARKETING CONDITION--PURCHASED VRDP SHARES" means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any shares of a Series of VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date, including shares of a Series of VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.

   "FAILED REMARKETING CONDITION--PURCHASED VRDP SHARES REDEMPTION" means redemption by the Trust, at a redemption price equal to $100,000 per share PLUS accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Trustees for redemption, of shares of a Series of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six
(6) months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (I.E., a Failed Remarketing Condition--Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Trust on a first-in, first-out basis, in accordance with and subject to the provisions of the Fee Agreement and this Statement of Preferences.

   "FAILED REMARKETING CONDITION--UNPURCHASED VRDP SHARES" means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold shares of a Series of VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) ("Unpurchased VRDP Shares"), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events
(i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

   "FAILURE TO DEPOSIT" means, with respect to shares of a Series of VRDP Shares, a failure by the Trust to pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such Series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any redemption date in funds available on such redemption date for shares of such Series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is provided pursuant to paragraph (c) of
Section 10 of Part I of this Statement of Preferences; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of shares of a Series of VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

   "FEE AGREEMENT" means the VRDP Shares Fee Agreement, dated as of October 29, 2015, by and between the Trust and the Liquidity Provider, as amended, modified or supplemented from time to time.

   "FINAL NOTICE OF PURCHASE" means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of shares of a Series of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Trust or the Tender and Paying Agent on behalf of the Trust.

   "FITCH" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A., and its successors.

   "FITCH ELIGIBLE ASSETS" means assets of the Trust set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Fitch's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust.

   "FITCH GUIDELINES" means the guidelines applicable to Fitch's current long-term preferred share ratings of the VRDP Shares, provided by Fitch in connection with Fitch's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust (a copy of which is available on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

   "FITCH PROVISIONS" means Sections 7, 8(c)(B) and 9 of Part I of this Statement of Preferences with respect to Fitch, and any other provisions hereof with respect to Fitch's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust, including any provisions with respect to obtaining and maintaining a long-term preferred share rating on VRDP Shares from Fitch. The Trust is required to comply with the Fitch Provisions only if Fitch is then rating shares of a Series of VRDP Shares at the request of the Trust.

   "GROSS-UP PAYMENT" means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of shares of a Series of VRDP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Trust;
(iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of shares of a Series of VRDP Shares at the maximum marginal combined regular federal individual income tax rate applicable to ordinary income or net capital gains (taking into account the federal income tax deductibility of state taxes paid or incurred), as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains (taking into account the federal income tax deductibility of state taxes paid or incurred), as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and (iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

   "HOLDER" means a Person in whose name a share of a Series of VRDP Shares is registered in the registration books of the Trust maintained by the Tender and Paying Agent.

   "INFORMATION STATEMENT" means the Information Statement of the Trust relating to the offering and sale of Series W-7 VRDP Shares, dated October 28, 2015, as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable.

   "INITIAL RATE PERIOD," with respect to Series W-7 VRDP Shares, means the period commencing on and including the Date of Original Issue thereof and ending on October 24, 2018, the next succeeding Wednesday; provided, that if the Initial Rate Period has been designated a Special Rate Period, then such Initial Rate Period shall end on the last day of such Special Rate Period.

   "INITIAL SPECIAL RATE PERIOD" means an Initial Rate Period that has been designated a Special Rate Period.

   "INVESTMENT ADVISER" means BlackRock Advisors, LLC, or any successor company or entity.

   "LATE CHARGE" shall have the meaning specified in paragraph (e)(i)(C) of
Section 2 of Part I of this Statement of Preferences.

   "LIBOR DEALER" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Trust from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

   "LIBOR RATE" means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 ("Page LIBOR01") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations,
(C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any

Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date. If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR Rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate;
(ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

   "LIQUIDATION PREFERENCE," with respect to a given number of Series W-7 VRDP Shares, means $100,000 times that number.

   "LIQUIDITY ACCOUNT" shall have the meaning specified in paragraph (b)(ii)(B) of Section 10 of Part I of this Statement of Preferences.

   "LIQUIDITY ACCOUNT INVESTMENTS" means Deposit Securities or any other security or investment owned by the Trust that is rated not less than A-/A3 or the equivalent rating (or any such rating's future equivalent) by each NRSRO then rating such security or investment (or, if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be, with the prior written consent of the Liquidity Provider, of an equivalent rating by the Investment Adviser on the Trust's books and records.

   "LIQUIDITY PROVIDER" means any entity in such capacity pursuant to a VRDP Shares Purchase Agreement, initially, Bank of America, N.A.

   "LIQUIDITY PROVIDER RATINGS EVENT" means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the shares of a Series of VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

   "LIQUIDITY PROVIDER RATINGS EVENT TERMINATION DATE" means the date established by the Tender and Paying Agent, acting upon instructions of the Trust pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Shares Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than sixteen (16) days nor more than thirty (30) days following the date on which such Liquidity Provider Ratings Event first occurs.

   "LIQUIDITY REQUIREMENT" shall have the meaning specified in paragraph
(b)(ii)(C) of Section 10 of Part I of this Statement of Preferences.

   "LONDON BUSINESS DAY" means any day on which commercial banks are generally open for business in London.

   "MANDATORY PURCHASE" means the mandatory purchase of Outstanding shares of a Series of VRDP Shares by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement in connection with a Mandatory Purchase Event.

   "MANDATORY PURCHASE DATE" means the Purchase Date for a Mandatory Purchase determined in accordance with this Statement of Preferences and the VRDP Shares Purchase Agreement.

   "MANDATORY PURCHASE EVENT" means, (i) in connection with the termination of the VRDP Shares Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement then in effect, and (b) the Trust shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement being replaced, or
(ii) in connection with the termination of the VRDP Shares Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth (15th) day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Trust shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced. The Mandatory Purchase Event shall be deemed to occur on such fifteenth (15th) day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

   "MANDATORY PURCHASE NOTICE" means, in connection with the Mandatory Purchase of shares of a Series of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Purchase Agreement as Exhibit B, delivered by the Trust or the Tender and Paying Agent on behalf of the Trust to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement and specifying a Mandatory Purchase Date.

   "MANDATORY TENDER," with respect to a Mandatory Tender Event, means the mandatory tender of all shares of a Series of VRDP Shares by Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, shares of the Series of VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares of the Series of VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such shares of the Series of VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Part II of this Statement of Preferences and the VRDP Shares Purchase Agreement.

   "MANDATORY TENDER EVENT" means (a) each failure by the Trust to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Trust to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Trust that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Trust shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth (15th) day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (f) the Trust shall have provided a Notice of Proposed Special Rate Period in accordance with this Statement of Preferences; or (g) in the event of a breach by the Trust of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within sixty (60) days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Trust and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Trust curing such breach prior to the delivery date of such notice from the Liquidity Provider).

   "MANDATORY TENDER NOTICE" means, in connection with the Mandatory Tender of shares of a Series of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Trust or the Tender and Paying Agent on behalf of the Trust to the Holders and the Liquidity Provider in accordance with the VRDP Shares Purchase Agreement and specifying a Mandatory Tender Event and Purchase Date.

   "MARKET VALUE" of any asset of the Trust means the market value thereof determined by an independent third-party pricing service designated pursuant to the Trust's valuation policies and procedures approved from time to time by the Board of Trustees for use in connection with the determination of the Trust's net asset value. Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

   "MAXIMUM RATE" for shares of a Series of VRDP Shares on any Rate Determination Date or in respect of the occurrence of a Failed Remarketing Condition for shares of such Series, means the Applicable Percentage of the Applicable Base Rate PLUS the Applicable Spread. The Maximum Rate for shares of a Series of VRDP Shares will depend on the long-term preferred share rating assigned to such Series of VRDP Shares, the length of the Rate Period and whether or not the Trust has given notification to the Remarketing Agent and the Tender and Paying Agent prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereto that any ordinary income or capital gains will be included in the dividend on shares of a Series of VRDP Shares for that Rate Period. The Applicable Percentage of the Applicable Base Rate is as follows:

                                          APPLICABLE PERCENTAGE OF
                                           APPLICABLE BASE RATE--
                  LONG-TERM* RATING           NO NOTIFICATION
                   -----------------      ------------------------
                 FITCH        MOODY'S
               AA- to AAA..  Aa3 to Aaa             100%
               BBB- to A+..  Baa3 to A1             110%
              Below BBB-**. Below Baa3**            135%

--------
(1)* And/or the equivalent ratings of any Other Rating Agency then rating the shares of the Series of VRDP Shares at the request of the Trust; utilizing the lower of the ratings of the Rating Agencies then rating VRDP Shares at the request of the Trust.
(2)** Includes unrated, if no Rating Agency is then rating VRDP Shares at the request of the Trust.
(3)
provided, however, that in the event the Trust has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of
Part II hereof that any ordinary income and capital gains will be included in the dividend on shares of the Series of VRDP Shares for that Rate Period, the Applicable Percentage in the foregoing table shall be divided by the quantity one (1) minus (i) the maximum marginal combined regular federal income tax rate (taking into account the federal income tax deductibility of state and local taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, or (ii) the maximum marginal combined regular federal corporate income tax rate (taking into account the federal income tax deductibility of state taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

   The Applicable Percentage as so determined and the Applicable Spread may be subject to upward (and, if previously adjusted upward, subsequent downward) adjustment as provided in the VRDP Shares Remarketing Agreement, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent; provided, that, notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, the Maximum Rate is equal to or higher than the rates determined as set forth above, and immediately following any such increase, the Trust would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines of the Rating Agency or Rating Agencies then rating the VRDP Shares at the request of the Trust. Furthermore, in the event of Special Rate Periods of greater than 364 days, the Maximum Rate may be subject to upward (and, if previously adjusted upward, subsequent downward) adjustment as provided in the VRDP Shares Remarketing Agreement, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent; provided, that, notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, immediately following any such increase, the Trust would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount.

   A Maximum Rate in effect in respect of a Failed Remarketing Condition will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight
(28) Rate Period Days.

   Notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, in no event shall the Maximum Rate exceed 15%; provided, however, that in the event the Trust has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income or capital gains will be included in the dividend on shares of the Series of VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity one (1) minus (i) the maximum marginal regular federal personal income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, or (ii) the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal, whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

   "MINIMUM RATE PERIOD" means any Rate Period consisting of seven (7) Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

   "MINIMUM VRDP SHARES ASSET COVERAGE" means asset coverage, as defined in
Section 18(h) of the 1940 Act as of the date of the Fee Agreement (excluding
(1) from the denominator of such asset coverage test (i) any senior securities for which the Trust has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Trust's outstanding preferred shares to be redeemed in accordance with the VRDP Shares Fee Agreement with the gross proceeds from the sale of the Series W-7 VRDP Shares, for which the Trust either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clauses (1)(i) and (ii)), with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least 200% or such higher percentage as required and specified in the Fee Agreement, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

   "MINIMUM VRDP SHARES ASSET COVERAGE CURE DATE," with respect to the failure by the Trust to maintain the Minimum VRDP Shares Asset Coverage (as required by Section 6 of Part I of this Statement of Preferences and the Fee Agreement) as of the last Business Day of each month, means the tenth Business Day of the following month.

   "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.

   "MOODY'S DISCOUNT FACTOR" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Trust's assets in connection with Moody's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust.

   "MOODY'S ELIGIBLE ASSETS" means assets of the Trust set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with Moody's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust.

   "MOODY'S GUIDELINES" means the guidelines applicable to Moody's current long-term preferred share ratings of the VRDP Shares, provided by Moody's in connection with Moody's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust (a copy of which is available on request to the Trust), in effect on the date hereof and as may be amended from time to time, provided, however, that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Trust or such earlier date as the Trust may elect.

   "MOODY'S PROVISIONS" means Sections 7, 8(c)(B) and 9 of Part I of this Statement of Preferences with respect to Moody's, and any other provisions hereof with respect to Moody's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust, including any provisions hereof with respect to obtaining and maintaining a long-term preferred share rating on shares of a Series of VRDP Shares from Moody's. The Trust is required to comply with the Moody's Provisions only if Moody's is then rating shares of a Series of VRDP Shares at the request of the Trust.

   "MUNICIPAL OBLIGATIONS" means municipal bonds as described under "The Trust's Investments - Municipal Bonds" in the Information Statement.

   "NET TAX-EXEMPT INCOME" means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

   "NOTICE OF PROPOSED SPECIAL RATE PERIOD" has the meaning specified in paragraph (c) of Section 4 of Part I of this Statement of Preferences.

   "NOTICE OF PURCHASE" means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

   "NOTICE OF REDEMPTION" means any notice with respect to the redemption of shares of a Series of VRDP Shares pursuant to paragraph (c) of Section 10 of
Part I of this Statement of Preferences.

   "NOTICE OF REVOCATION" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the shares of a Series of VRDP Shares for sale on a Purchase Date pursuant to paragraph (f) of Section 1 of Part II of this Statement of Preferences.

   "NOTICE OF SPECIAL RATE PERIOD" has the meaning specified in paragraph
(d)(i) of Section 4 of Part I of this Statement of Preferences.

   "NOTICE OF TENDER" means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, indicating an intention to tender shares of a Series of VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of this Statement of Preferences.

   "NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust or the Liquidity Provider, including, at the date hereof, Moody's and Fitch.

   "OPTIONAL TENDER" means any tender of shares of a Series of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing shares of a Series of VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares of a Series of VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Part II of this Statement of Preferences and the VRDP Shares Purchase Agreement.

   "OTHER RATING AGENCY" means each NRSRO, if any, other than Moody's or Fitch then providing a preferred share rating for the shares of a Series of VRDP Shares at the request of the Trust.

   "OTHER RATING AGENCY ELIGIBLE ASSETS" means assets of the Trust set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with an Other Rating Agency's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust.

   "OTHER RATING AGENCY GUIDELINES" means the guidelines applicable to each Other Rating Agency's long-term preferred share ratings of the VRDP Shares, provided by an Other Rating Agency in connection with such Other Rating Agency's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust (a copy of which is available on request to the Trust), as may be amended from time to time, provided, however, that any such amendment will not be effective except as agreed between the Other Rating Agency and the Trust.

   "OTHER RATING AGENCY PROVISIONS" means Sections 7, 8(c)(B) and 9 of Part I of this Statement of Preferences with respect to any Other Rating Agency then rating shares of a Series of VRDP Shares at the request of the Trust, and any other provisions hereof with respect to such Other Rating Agency's long-term preferred share ratings of shares of a Series of VRDP Shares, including any provisions with respect to obtaining and maintaining a long-term preferred share rating of shares of a Series of VRDP Shares from such Other Rating Agency. The Trust is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Trust.

   "OUTSTANDING" means, as of any date with respect to VRDP Shares of any Series, the number of shares of such Series theretofore issued by the Trust except, without duplication, (i) any shares of such Series of VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Trust, (ii) any shares of such Series of VRDP Shares with respect to which the Trust has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such shares of such Series of VRDP Shares, pursuant to
Section 10 of Part I of this Statement of Preferences, (iii) any shares of such Series of VRDP Shares as to which the Trust shall be a Beneficial Owner, and
(iv) any shares of such Series of VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust; provided, however, with respect to clause (ii), any such shares of such Series of VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Trust.

   "PERSON" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

   "PLACEMENT AGENT" means BlackRock Investments, LLC.

   "PLACEMENT AGREEMENT" means the placement agreement, dated as of October 28, 2015, by and between the Trust and the Placement Agent with respect to the offering and sale of the VRDP Shares.

   "PREFERRED SHARES" means the preferred shares of beneficial interest in the Trust, and includes the VRDP Shares.

   "PRELIMINARY NOTICE OF PURCHASE" means a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Business Day immediately preceding a Purchase Date indicating the number of shares of VRDP Shares to be purchased on the Purchase Date pursuant to the Purchase Obligation.

   "PURCHASE DATE," with respect to any purchase of shares of a Series of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender,
(ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or
(iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that:
(A) the Purchase Date in connection with the failure of the Trust to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Trust obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement being replaced and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and
(D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first (1st) day of such proposed Special Rate Period.

   "PURCHASE OBLIGATION" means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase Agreement to purchase Outstanding shares of a Series of VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

   "PURCHASE PRICE" means an amount equal to the Liquidation Preference of any shares of a Series of VRDP Shares to be purchased on a Purchase Date, PLUS any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

   "PURCHASED VRDP SHARES" means all shares of a Series of VRDP Shares purchased by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.

   "RATE DETERMINATION DATE" means, with respect to any Series of VRDP Shares, the last day of a Rate Period for such Series or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

   "RATE PERIOD," with respect to shares of a Series of VRDP Shares, means the Initial Rate Period for shares of such Series and any Subsequent Rate Period, including any Special Rate Period, for shares of such Series.

   "RATE PERIOD DAYS," for any Rate Period, means the number of days that would constitute such Rate Period but for the application of paragraph (d) of
Section 2 of Part I of this Statement of Preferences or paragraph (b) of
Section 4 of Part I of this Statement of Preferences.

   "RATING AGENCY" means each of Fitch (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Trust), Moody's (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Trust) and any Other Rating Agency (if such Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Trust).

   "RATING AGENCY CERTIFICATE" has the meaning specified in paragraph (b) of
Section 7 of Part I of this Statement of Preferences.

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   "RATING AGENCY ELIGIBLE ASSETS" means assets of the Trust set forth in the
Rating Agency Guidelines of a Rating Agency as eligible for inclusion in calculating the Discounted Value of the Trust's assets in connection with such Rating Agency's long-term preferred share ratings of shares of a Series of VRDP Shares at the request of the Trust.

   "RATING AGENCY GUIDELINES" means Moody's Guidelines (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Trust), Fitch Guidelines (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Trust) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Trust).

   "RATING AGENCY PROVISIONS" means the Moody's Provisions (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Trust), the Fitch Provisions (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Trust) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating VRDP Shares at the request of the Trust). The Trust is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Trust.

   "REDEMPTION DATE" has the meaning specified in paragraph (c) of Section 10 of Part I of this Statement of Preferences.

   "REDEMPTION PRICE" means the applicable redemption price specified in paragraph (a) or (b) of Section 10 of Part I of this Statement of Preferences.

   "REFERENCE BANKS" means four major banks in the London interbank market selected by the Remarketing Agent or its affiliates or successors or such other party as the Trust may from time to time appoint.

   "RELATED DOCUMENTS" means this Statement of Preferences, the Charter, the Series W-7 VRDP Shares, the Placement Agreement, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement, the Fee Agreement and the Tender and Paying Agent Agreement.

   "RELATED PARTY" means a related party for purposes of Section 267(b) or
Section 707(b) of the Code, as such provisions may be amended from time to time.

   "RELATED PARTY TERMINATION DATE" means the effective date of the termination of the VRDP Shares Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

   "RELATED PARTY TERMINATION EVENT" means the Liquidity Provider becoming a Related Party of the Trust other than through the acquisition of shares of a Series of VRDP Shares pursuant to the terms of the VRDP Shares Purchase Agreement.

   "REMARKETING" means the remarketing of shares of a Series of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and Part II of this Statement of Preferences.

   "REMARKETING AGENT" means, with respect to the Series W-7 VRDP Shares, the Person or Persons designated, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), as Remarketing Agent for such Series of VRDP Shares, initially as set forth in Schedule I to the Fee Agreement, and its or their permitted successors and assigns.

   "REMARKETING NOTICE" has the meaning set forth in paragraph (b) of Section 2 of Part II of this Statement of Preferences.

   "REMARKETING PROCEDURES" means the procedures for conducting Remarketings set forth in Part II of this Statement of Preferences.

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   "REQUISITE NRSROS" means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer or (ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

   "SCHEDULED TERMINATION DATE" shall have the meaning specified in the VRDP Shares Purchase Agreement, as amended pursuant to the terms thereof.

   "SEC" means the Securities and Exchange Commission.

   "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

   "SECURITIES DEPOSITORY" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the shares of a Series of VRDP Shares.

   "SIFMA MUNICIPAL SWAP INDEX" means on any Rate Determination Date, the Securities Industry and Financial Markets Association Municipal Swap Index, produced and made available by Municipal Market Data as of 3:00 p.m., New York City time, on the Rate Determination Date.

   "SPECIAL OPTIONAL TENDER PROVISIONS" shall have the meaning specified in paragraph (g) of Section 1 of Part II of this Statement of Preferences.

   "SPECIAL RATE PERIOD," with respect to shares of a Series of VRDP Shares, shall have the meaning specified in paragraph (a) of Section 4 of Part I of this Statement of Preferences.

   "SPECIAL REDEMPTION PROVISIONS" shall have the meaning specified in paragraph (a)(i) of Section 10 of Part I of this Statement of Preferences.

   "STATEMENT OF PREFERENCES" means this Statement of Preferences of the VRDP Shares.

   "SUBSEQUENT RATE PERIOD," with respect to shares of a Series of VRDP Shares, means the period from, and including, the first (1st) day following the Initial Rate Period of shares of such Series to, and including, the next Rate Determination Date for shares of such Series and any period thereafter from, and including, the first (1st) day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series; provided, however, that, if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first (1st) day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

   "SUBSTITUTE LIBOR DEALER" means any LIBOR Dealer selected by the Trust; provided that none of such entities shall be an existing LIBOR Dealer.

   "TAXABLE ALLOCATION" shall have the meaning specified in paragraph (a) of
Section 3 of Part I of this Statement of Preferences.

   "TENDER" means either a Mandatory Tender or an Optional Tender, as applicable.

   "TENDER AND PAYING AGENT" means The Bank of New York Mellon, or with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld) any successor Person, which has entered into an agreement with the Trust to act in such capacity as the Trust's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VRDP Shares.

   "TENDER AND PAYING AGENT AGREEMENT" means the tender and paying agent agreement, dated as of October 29, 2015, between the Trust and the Tender and Paying Agent pursuant to which The Bank of New York Mellon, or any successor, acts as Tender and Paying Agent, as amended, modified or supplemented from time to time.

   "U.S. GOVERNMENT SECURITIES" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

   "VALUATION DATE" means, for purposes of determining whether the Trust is maintaining the VRDP Shares Basic Maintenance Amount, (i) each Friday occurring after the Date of Original Issue that is a Business Day, or, for any such Friday that is not a Business Day, the immediately preceding Business Day and
(ii) the Date of Original Issue.

   "VOTING PERIOD" shall have the meaning specified in paragraph (b)(i) of
Section 5 of Part I of this Statement of Preferences.

   "VRDP SHARES BASIC MAINTENANCE AMOUNT," as of any Valuation Date, shall have the meaning set forth for "Basic Maintenance Amount" in the Rating Agency Guidelines.

   "VRDP SHARES BASIC MAINTENANCE CURE DATE," with respect to the failure by the Trust to satisfy the VRDP Shares Basic Maintenance Amount (as required by paragraph (a) of Section 7 of Part I of this Statement of Preferences) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than ten (10) Business Days following such Valuation Date.

   "VRDP SHARES BASIC MAINTENANCE REPORT" shall have the meaning set forth for "Basic Maintenance Report" in the Rating Agency Guidelines.

   "VRDP SHARES PURCHASE AGREEMENT" means the VRDP Shares purchase agreement, dated as of October 29, 2015, between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement.

   "VRDP SHARES REMARKETING AGREEMENT" means the VRDP Shares remarketing agreement, dated as of October 29, 2015, by and between the Trust and the Remarketing Agent, as amended, modified or supplemented from time to time.

                                    PART I

1. NUMBER OF AUTHORIZED SHARES.

   The initial number of authorized shares constituting Series W-7 VRDP Shares is as set forth above under the title "Designation."

2. DIVIDENDS.

   (a) Ranking. The shares of each Series of VRDP Shares shall rank on a parity with each other, with shares of each other Series of VRDP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Trust.

   (b) Cumulative Cash Dividends. The Holders of shares of any Series of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of legally available funds therefor in respect of shares of the Trust and otherwise in accordance with the Charter and applicable law, cumulative cash dividends at the Applicable Rate for shares of such Series, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of Part I of this Statement of Preferences and Section 6 of Part II of this Statement of Preferences), payable on the Dividend Payment Dates with respect to shares of such Series determined pursuant to paragraph (d) of this Section 2. Holders of VRDP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VRDP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VRDP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Trust shall pay as a supplemental dividend a Late Charge (as defined below in paragraph (e)(i)(C) of this Section 2) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third
(3rd) Business Day next succeeding the day on which the Failure to Deposit occurred.

   (c) Dividends Cumulative From Date of Original Issue. Dividends on shares of any Series of VRDP Shares shall be declared daily and accumulate at the Applicable Rate for shares of such Series from the Date of Original Issue thereof.

   (d) Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Date with respect to shares of a Series of VRDP Shares shall be the first
(1st) Business Day of each calendar month; provided, however, that:

    (i)notwithstanding the foregoing, the Trust in its discretion may establish more frequent Dividend Payment Dates than monthly in respect of any Minimum Rate Period, and the Dividend Payment Date for the Dividend Period prior to the commencement of a Special Rate Period shall be the Business Day immediately preceding the first (1st) day of such Special Rate Period; and

   (ii)notwithstanding the foregoing, the Trust in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a Series of VRDP Shares consisting of more than seven Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Proposed Special Rate Period (but only with respect to the designation of any Subsequent Rate Period as a Special Rate Period) and Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Remarketing Agent, which Notice of Proposed Special Rate Period (but only with respect to the designation of any Subsequent Rate Period as a Special Rate Period) and Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and
       (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph
       (b) of Section 4 of Part I of this Statement of Preferences.

   (e) Applicable Rates and Calculation of Dividends.

    (i)APPLICABLE RATES. Except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period. For each Subsequent Rate Period for shares of such Series thereafter, the dividend rate on shares of such Series shall be equal to the rate PER ANNUM that results from the Applicable Rate Determination for shares of such Series on the Rate Determination Date immediately preceding such Subsequent Rate Period; provided, however, that:

          (A) if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason, the dividend rate on shares of such Series for such Subsequent Rate Period will be adjusted to the Maximum Rate for shares of such Series on the Rate Determination Date therefor;

          (B) in the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread), and the Maximum Rate will continue to be the Applicable Rate
   (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight
   (28) Rate Period Days;

          (C) if any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third (3rd) Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this
   Section 2, and the Trust shall have paid to the Tender and Paying Agent as a late charge ("Late Charge") daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Tender and Paying Agent the full amount of dividends with respect to any Dividend Period of the shares of such Series, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period PLUS 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Tender and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Trust pursuant to paragraph (c) of
   Section 10 of Part I of this Statement of Preferences, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate PLUS 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this
   Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with paragraph (f) of this Section 2, no Applicable Rate Determination will be held in respect of shares of such Series for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for shares of such Series for such Subsequent Rate Period will be the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period; or

          (D) if any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, and, prior to 12:00 noon, New York City time, on the third (3rd)

   Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or the Trust shall not have paid the applicable Late Charge to the Tender and Paying Agent, no Applicable Rate Determination will occur in respect of shares of such Series for the first Subsequent Rate Period thereof thereafter (or for any Subsequent Rate Period thereof thereafter to and including the Subsequent Rate Period during which
   (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Trust pays the applicable Late Charge to the Tender and Paying Agent, in each case no later than 12:00 noon, New York City time, on the fourth (4th) Business Day prior to the end of such Subsequent Rate Period), and the dividend rate for shares of such Series for each such Subsequent Rate Period shall be a rate PER ANNUM equal to the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period (but with the prevailing rating for shares of such Series, for purposes of determining such Maximum Rate, being deemed to be "below 'BBB-'").

   Each dividend rate determined in accordance with this paragraph (e)(i) of
Section 2 of Part I of this Statement of Preferences shall be an "Applicable Rate."

   (ii)CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a Series of VRDP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

   (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a Series of VRDP Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Tender and Paying Agent) with respect to any Dividend Period of shares of such Series if, within the respective time periods described in paragraph
(e)(i) of this Section 2, the Trust shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on shares of such Series and
(B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Trust pursuant to paragraph (c) of Section 10 of Part I of this Statement of Preferences; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of shares of a Series of VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

   (g) Dividend Payments by Trust to Tender and Paying Agent. In connection with each Dividend Payment Date for shares of a Series of VRDP Shares, the Trust shall pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date for such Series and (B) the Business Day immediately preceding the Dividend Payment Date for such Series (or as otherwise provided for and in connection with designation of a Special Rate Period), an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date as determined in accordance with
Section 2(e)(ii) of Part I of this Statement of Preferences, or as otherwise provided for and in connection with the designation of a Special Rate Period. If an aggregate amount of funds equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date are not available in New York, New York by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Tender and Paying Agent will notify the Liquidity Provider by Electronic Means of such fact prior to the close of business on such day.

   (h) Tender and Paying Agent as Trustee of Dividend Payments by Trust. All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Tender and Paying Agent for the benefit of the Holders specified in paragraph (i) of this
Section 2. The Tender and Paying Agent shall notify the Trust by Electronic Means of the amount of any funds deposited with the Tender and Paying Agent by the Trust for any reason under the Tender and Paying Agent Agreement, including for the payment of dividends or the redemption of shares of a Series of VRDP Shares (or any Late Charge), that remain with the Tender and Paying Agent after ninety
(90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Trust or the Liquidity Provider, as the case may be, by the Tender and Paying Agent upon request by Electronic Means of the Trust or the Liquidity Provider, as the case may be. The Trust's obligation to pay dividends to Holders in accordance with the provisions of this Statement of Preferences shall be satisfied upon irrevocable deposit by the Tender and Paying Agent of such dividends with the Securities Depository on the relevant Dividend Payment Date.

   (i) Dividends Paid to Holders. Each dividend on shares of a Series of VRDP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of shares of a Series of VRDP Shares, the transferor as Beneficial Owner of such shares shall be deemed to have agreed pursuant to the terms of such Series of VRDP Shares to transfer to the transferee the right to receive from the Trust any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of such VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the transferee. In connection with any transfer of VRDP Shares, the transferee as Beneficial Owner of VRDP Shares shall be deemed to have agreed pursuant to the terms of the VRDP Shares to transfer to the transferor (or applicable prior Holder) the right to receive from the Trust any dividends in the nature of Gross-up Payments that relate to dividends paid during the transferor's (or applicable prior Holder's) holding period.

   (j) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on shares of a Series of VRDP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares of such Series. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding fifteen (15) days preceding the payment date of such dividends, as may be fixed by the Board of Trustees.

   (k) Dividends Designated as Exempt-Interest Dividends. Dividends on shares of a Series of VRDP Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Trust, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. GROSS-UP PAYMENTS. Holders of shares of a Series of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of legally available funds therefor in respect of shares of the Trust and in accordance with the Charter and applicable law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

   (a) If the Trust allocates any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on shares of a Series of VRDP Shares without either having given advance notice thereof to the Remarketing Agent or simultaneously increasing such dividend payment by an additional amount, both as provided in Section 6 of Part II of this Statement of Preferences (such allocation being referred to herein as a "Taxable Allocation"), the Trust shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Remarketing Agent and direct the Tender and Paying Agent to send such notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Trust.

   (b) The Trust shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Trust.

4. DESIGNATION OF SPECIAL RATE PERIODS.

   (a) Length of and Preconditions for Special Rate Period. The Trust, at its option, may designate the Initial Rate Period or any Subsequent Rate Period of a Series of VRDP Shares as a Special Rate Period (a "Special Rate Period") consisting of a specified number of Rate Period Days evenly divisible by seven
(7) and not more than

1,820, subject to adjustment as provided in paragraph (b) of this Section 4. A designation of a Subsequent Rate Period as a Special Rate Period shall be effective only if (A) it is permitted by applicable law and the Charter,
(B) notice thereof shall have been given in accordance with paragraph (d)(i) of this Section 4, (C) no shares of such Series of VRDP Shares are owned by the Liquidity Provider as Purchased VRDP Shares pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first (1st) day of such Special Rate Period and full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full, and (D) if any Notice of Redemption shall have been provided by the Trust pursuant to paragraph (c) of Section 10 of Part I of this Statement of Preferences with respect to any shares of such Series of VRDP Shares, the Redemption Price with respect to such VRDP Shares shall have been deposited with the Tender and Paying Agent. In the event the Trust wishes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP Shares as a Special Rate Period consisting of more than twenty-eight (28) Rate Period Days, the Trust shall notify Moody's (if Moody's is then rating shares of such Series of VRDP Shares at the request of the Trust), Fitch (if Fitch is then rating shares of such Series of VRDP Shares at the request of the Trust) and each Other Rating Agency (if any Other Rating Agency is then rating shares of such Series of VRDP Shares at the request of the Trust) in advance of the commencement of such Subsequent Rate Period that the Trust wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide Moody's (if Moody's is then rating shares of such Series of VRDP Shares at the request of the Trust), Fitch (if Fitch is then rating shares of such Series of VRDP Shares at the request of the Trust) and each Other Rating Agency (if any Other Rating Agency is then rating shares of such Series of VRDP Shares at the request of the Trust) with such documents as they may request.

   (b) Adjustment of Length of Special Rate Period. In the event the Trust wishes to designate a Rate Period as a Special Rate Period, but the day that would otherwise be the last day of such Special Rate Period is not a Wednesday that is a Business Day in the case of a Series of VRDP Shares designated as "Series W-7 Variable Rate Demand Preferred Shares", then the Special Rate Period shall end on the next Business Day following such last day and the succeeding Rate Period will end on the following Wednesday or, if the succeeding Rate Period is a Special Rate Period, it shall end on a Wednesday as designated by the Trust, subject in each case to the foregoing Business Day requirement.

   (c) Notice of Proposed Special Rate Period. Except in the case of an Initial Special Rate Period, if the Trust proposes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP Shares as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than twenty
(20) (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than thirty (30) days prior to the date the Trust proposes to designate as the first (1st) day of such Special Rate Period (which shall be such day that would otherwise be the first (1st) day of a Minimum Rate Period), notice ("Notice of Proposed Special Rate Period") shall be sent by the Trust by first-class mail, postage prepaid or by Electronic Means, to the Holders of shares of such Series with copies provided to the Tender and Paying Agent, the Liquidity Provider and the Remarketing Agent. Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first (1st) day thereof, (B) that the Trust will, by 11:00 a.m., New York City time, on the second Business Day immediately preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent of either (x) its determination, subject to certain conditions, to exercise such option, or
(y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period,
(D) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP shares are owned by the Liquidity Provider as Purchased VRDP Shares pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period, (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period),
(H) the special provisions, if any, relating to the transfer of the shares of such Series of VRDP Shares during the Special Rate Period, (I) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity

Provider and the short-term preferred share ratings of the VRDP Shares, the Remarketing of the VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of this Statement of Preferences with respect to shares of such Series of VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Fund to request Holders of such Series of VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and (J) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to shares of such Series of VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period).

   (d) Notice of Special Rate Period. In the event the Trust wishes to designate a Subsequent Rate Period as a Special Rate Period, the Trust shall, no later than 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of any proposed Special Rate Period for shares of a Series of VRDP Shares as to which notice has been given as set forth in paragraph (c) of this Section 4 (or such later time or date, or both, as may be agreed to by the Remarketing Agent), deliver to the Remarketing Agent and the Liquidity Provider either:

    (i)a notice ("Notice of Special Rate Period") stating (A) that the Trust has determined to designate the next succeeding Rate Period of such Series of VRDP Shares as a Special Rate Period, specifying the same and the first (1st) day thereof, (B) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (C) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of shares of such Series of VRDP Shares (which provisions may vary provisions that are set forth in the Charter (including this Statement of Preferences), provided that the provisions and variations are clearly and expressly set forth in the Notice of Special Rate Period), (D) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either such Rate Determination Date or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series of VRDP Shares during such Special Rate Period,
       (F) the Special Redemption Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period,
       (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period),
       (H) the special provisions, if any, relating to the transfer of the shares of such Series of VRDP Shares during the Special Rate Period,
       (I) the special provisions, if any, related to Taxable Allocations during the Special Rate Period and any resulting Gross-up Payments during the Special Rate Period including, but not limited to, that
       Section 3 of Part I and Section 6 of Part II of this Statement of Preferences shall have no effect during the Special Rate Period and that, instead, alternative special provisions shall be observed during such period; (J) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred share ratings of the VRDP Shares, the Remarketing of the VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of this Statement of Preferences with respect to shares of such Series of VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Trust to request Holders of such Series of VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and (K) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to shares of such Series of VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period), such notice to be accompanied by a VRDP Shares Basic Maintenance Report showing that, as of the third (3rd) Business Day immediately preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such VRDP Shares at the request of the Trust), Fitch Eligible Assets (if Fitch is then rating such VRDP Shares at the request of the Trust) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating such VRDP Shares at the request of the Trust) each have an aggregate Discounted Value at least equal to the VRDP Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Rate Determination Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Trust, as described in the Moody's Guidelines); or

   (ii)a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period for shares of such Series and that the next succeeding Rate Period of shares of such Series shall be a Minimum Rate Period.

   (e) Failure to Deliver Notice of Special Rate Period. If the Trust fails to deliver either of the notices described in paragraphs (d)(i) or (d)(ii) of this
Section 4 (and, in the case of the notice described in paragraph (d)(i) of this Section 4, a VRDP Shares Basic Maintenance Report to the effect set forth in such paragraph (but only if Moody's, Fitch or an Other Rating Agency is then rating the Series in question pursuant to the request of the Trust)) with respect to any designation of any Subsequent Rate Period as a Special Rate Period to the Remarketing Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day immediately preceding the first
(1st) day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity Provider), the Trust shall be deemed to have delivered a notice to the Remarketing Agent and the Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph (d)(ii) of this Section 4. In the event the Trust delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(i) of this Section 4, it shall file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust and the Holders and Beneficial Owners of the shares of such Series of VRDP Shares. In the event the Trust delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph
(d)(ii) of this Section 4, the Trust will provide Moody's (if Moody's is then rating the VRDP Shares in question pursuant to the request of the Trust) and Fitch (if Fitch is then rating the VRDP Shares in question pursuant to the request of the Trust) and each Other Rating Agency (if any Other Rating Agency is then rating the VRDP Shares in question pursuant to the request of the Trust) a copy of such notice.

   (f) Termination Date. Notwithstanding the foregoing, no Special Rate Period shall end later than the fifteenth (15/th/) day prior to the Scheduled Termination Date at which point the Rate Periods shall revert to Minimum Rate Periods.

   (g) Initial Rate Period. Notwithstanding any other provision in this Statement of Preferences to the contrary, the Trust may designate the Initial Rate Period a Special Rate Period on the Date of Original Issue. In the event the Trust designates the Initial Rate Period a Special Rate Period, the Trust shall deliver a Notice of Special Rate Period to the Remarketing Agent and Liquidity Provider on the Date of Original Issue and file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust and the Holders and Beneficial Owners of the shares of such Series of VRDP Shares.

   (h) Notice to Holders. In the event the Trust delivers to the Remarketing Agent and the Liquidity Provider a Notice of Special Rate Period, it shall deliver, concurrently with the delivery thereof to the Remarketing Agent and the Liquidity Provider, such Notice of Special Rate Period to the Holders of the shares of such Series of VRDP Shares. During the term of the Special Rate Period, the Trust shall provide a copy of the Notice of Special Rate Period to
(i) any Holder or Beneficial Owner of the shares of such Series of VRDP Shares upon request and (ii) any Holder or Beneficial Owner that is a transferee in any transfer of the shares of such Series of VRDP Shares during the Special Rate Period promptly after receiving the notice described below, provided the Trust has been notified of any such transfer and has been provided the contact information of such Holder or Beneficial Owner, as applicable.

   (i) Ambiguities. In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of this Statement of Preferences, the terms of the Notice of Special Rate Period shall govern.

   (j) Amendments. A Notice of Special Rate Period may be amended by the Trust at any time with the prior written consent of the Liquidity Provider; provided, however, that the Trust shall deliver any such amendment to the Remarketing Agent, the Liquidity Provider and, except in the case of an Initial Special Rate Period, the Holders of the shares of the Series of VRDP Shares subject to the Special Rate Period.

5. VOTING RIGHTS.

   (a) One Vote Per VRDP Share. Except as otherwise provided in the Charter or as otherwise required by law, (i) each Holder of shares of a Series of VRDP Shares shall be entitled to one vote for each such share held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including each share of a Series of VRDP Shares, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRDP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust, shall be entitled to elect two trustees of the Trust at all times, each Preferred Share, including each share of a Series of VRDP Shares, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including VRDP Shares, voting together as a single class, shall elect the balance of the trustees.

   (b) Voting for Additional Trustees.

    (i)VOTING PERIOD. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph
       (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including the VRDP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including the VRDP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

          (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including the VRDP Shares, equal to at least two (2) full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

          (B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

   Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

   (ii)NOTICE OF SPECIAL MEETING. As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b)(i) of this Section 5, the Trust may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Trust, such meeting to be held not less than ten (10) nor more than sixty (60) days after the date of mailing of such notice. If a special meeting is not called by the Trust, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not more than sixty (60) nor less than ten (10) days prior to the date of such special meeting. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest in the Trust), shall be entitled to elect the number of trustees prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

  (iii)TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

   (iv)TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 5.

   (c) Holders of VRDP Shares to Vote on Certain Other Matters.

    (i)INCREASES IN CAPITALIZATION AND CERTAIN AMENDMENTS. So long as shares of any Series of VRDP Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the VRDP Shares Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or, except as provided below, on a parity with the VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any Series of VRDP Shares (except that, notwithstanding the foregoing, but subject to certain Rating Agency approvals, the Board of Trustees, without the vote or consent of the Holders, may from time to time authorize and create, and the Trust may from time to time issue additional shares of, any Series of VRDP Shares or classes or series of Preferred Shares ranking on a parity with the VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust), or (b) amend, alter or repeal the provisions of the Charter, or this Statement of Preferences, whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such VRDP Shares or the Holders thereof set forth in the Charter or this Statement of Preferences; provided, however, that (i) none of the actions permitted by the exception to clause (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a VRDP Share will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of VRDP Shares and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to the VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust will be deemed to affect such preferences, rights or powers only if such issuance would, at the time thereof, cause the Trust not to satisfy the Minimum VRDP Shares Asset Coverage or, if Moody's, Fitch or any Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Trust, the VRDP Shares Basic Maintenance Amount. For purposes of the foregoing, except as otherwise set forth in this Statement of Preferences, no matter shall be deemed to adversely affect any right, preference or power of a Series of VRDP Shares or the Holders thereof unless such matter (i) alters or abolishes the terms of any preferential rights of such Series, (ii) creates, alters or abolishes the terms of any right in respect of redemption of such Series, or (iii) creates or alters (other than to abolish or to comply with applicable law) the terms of any restriction on transfer applicable to such Series. So long as any shares of any Series of VRDP Shares are Outstanding, the Trust will not, without the affirmative vote or consent of the Holders of at least
       66 2/3% of the VRDP Shares Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more Series (the "Affected Series") of VRDP Shares in a manner different from any other Series of VRDP Shares, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series Outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

   (ii)1940 ACT MATTERS. Unless a higher percentage is provided for in the Charter, (A) the affirmative vote of the holders of at least a "majority of the outstanding Preferred Shares," including VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and (B) the affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any action not described in the first sentence of this
       Section 5(c)(ii) requiring a vote of security holders of the Trust under
       Section 13(a) of the 1940 Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VRDP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten (10) Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the VRDP Shares at the request of the Trust), Fitch (if Fitch is then rating the VRDP Shares at the request of the Trust) and each Other Rating Agency (if any Other Rating Agency is then rating the VRDP Shares at the request of the Trust) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

  (iii)EXCLUSIVE RIGHT TO VOTE ON CERTAIN CHARTER AMENDMENTS. Notwithstanding the foregoing, and except as otherwise required by the 1940 Act, whenever a vote of Holders of VRDP Shares is required by the Charter or applicable law, (i) Holders of Outstanding shares of a Series of VRDP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust, to vote on matters affecting shares of such Series of VRDP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest in the Trust, as expressly set forth in the Charter, and (ii) Holders of Outstanding shares of a Series of VRDP Shares will not be entitled to vote on matters affecting any other Preferred Shares that do not adversely affect any of the rights of Holders of such Series of VRDP Shares, as expressly set forth in the Charter.

   (d) Board of Trustees May Take Certain Actions Without Shareholder Approval. The Trust is not required to maintain any particular preferred share ratings for a Series of VRDP Shares and the Board of Trustees may, subject to this
Section 5(d), at any time, terminate the services of a Rating Agency then providing a preferred share rating for such Series with or without replacement, in either case, without the approval of Holders of shares of such Series of VRDP Shares or other shareholders of the Trust; provided that the Trust will provide notice to Holders as described below prior to terminating the services of a Rating Agency. The Trust is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating a Series of VRDP Shares at the request of the Trust.

    (i)Notwithstanding anything herein to the contrary (including without limitation clause (ii) below), the Board of Trustees, without the approval of Holders of shares of any Series of VRDP Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a preferred share rating for a Series of VRDP Shares and replace it with another Rating Agency, provided that the Trust provides seven (7) days' notice by Electronic Means to Holders prior to terminating the services of a Rating Agency and replacing it with another Rating Agency. In the event a Rating Agency ceases to furnish a preferred share rating or the Trust terminates a Rating Agency with replacement in accordance with this clause (i), the Trust shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency ceasing to furnish a preferred share rating, as the case may be, or so terminated and, as applicable, the Trust shall be required to thereafter comply only with the Rating Agency Provisions of each Rating Agency then providing a preferred share rating for a Series of VRDP Shares at the request of the Trust.

   (ii)(A) Notwithstanding anything herein to the contrary (including without limitation clause (i) above), the Board of Trustees, without the approval of Holders of shares of any Series of VRDP Shares or other shareholders of the Trust, may terminate the services of any Rating Agency then providing a preferred share rating for a Series of VRDP Shares without replacement, provided that (I) the Trust has given the Remarketing Agent, the Tender and Paying Agent, and the Liquidity Provider, and Moody's, Fitch and each Other Rating Agency, as applicable, and Holders of shares of such Series of VRDP Shares at least forty-five (45) calendar days' advance written notice of such termination of services, (II) with respect to a long-term preferred share rating, the Trust is in compliance with the Moody's Provisions, the Fitch Provisions and the Other Rating Agency Provisions, as the case may be, at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) shares of such Series of VRDP Shares continue to have a long-term preferred share rating from at least one NRSRO at the request of the Trust at and after the time of the termination of services.

       (B) On the date that the notice is given as described in the preceding clause (A) and on the date that the services of Moody's, Fitch or any Other Rating Agency, as applicable, are terminated, the Trust shall provide the Tender and Paying Agent and Moody's, Fitch and each Other Rating Agency, as applicable, with an officers' certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Trust shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

  (iii)Notwithstanding anything herein to the contrary, but subject to this
       Section 5(d), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any holder of Preferred Shares, including any Series of VRDP Shares, or any other shareholder of the Trust. The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of VRDP Shares, or any other shareholder of the Trust, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the preferred share rating of any Rating Agency that is then rating shares of a Series of VRDP Shares at the request of the Trust, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including the VRDP Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency, as applicable, then rating such shares of a Series of VRDP Shares at the request of the Trust (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's preferred share rating of any Series of VRDP Shares) that any such action would not adversely affect such preferred share rating then assigned by such Rating Agency.

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

   (iv)Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of (A) the Trust to make certain adjustments in the VRDP Shares Remarketing Agreement as provided under the definition of "Maximum Rate," subject to the limitations set forth in such definition, or (B) the Board of Trustees to, subject to applicable law, amend or alter any provisions of this Statement of Preferences, without the vote or consent of any holder of Preferred Shares (other than the Liquidity Provider, in its capacity as Liquidity Provider), including any Series of VRDP Shares, or any other shareholder of the Trust, as otherwise provided in this Statement of Preferences.

   (e) Voting Rights Set Forth Herein are Sole Voting Rights . Unless otherwise required by law, the Holders of VRDP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

   (f) No Preemptive Rights or Cumulative Voting. The Holders of VRDP Shares shall have no preemptive rights or rights to cumulative voting.

   (g) Voting for Trustees Sole Remedy for Trust's Failure to Pay Dividends. In the event that the Trust fails to pay any dividends on shares of a Series of VRDP Shares, the exclusive remedy of the Holders of such Series shall be the right to vote for trustees pursuant to the provisions of this Section 5.

   (h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Charter, by statute or otherwise by applicable law, no Holder shall be entitled to vote any VRDP Shares and no VRDP Shares shall be deemed to be "Outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of the VRDP Shares entitled to vote or the VRDP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VRDP Shares shall have been provided as set forth in paragraph (c) of Section 10 of Part I of this Statement of Preferences and Deposit Securities in an amount equal to the Redemption Price for the redemption of such VRDP Shares shall have been deposited in trust with the Tender and Paying Agent and segregated on the books and records of the Custodian for that purpose. VRDP Shares held (legally or beneficially) by the Trust or any affiliate of the Trust or otherwise controlled by the Trust shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

   (i) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy.

6. Minimum VRDP Shares Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any VRDP Share is Outstanding, the Minimum VRDP Shares Asset Coverage.

7. VRDP Shares Basic Maintenance Amount.

   (a) So long as any VRDP Share is Outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount (if Moody's is then rating the VRDP Shares at the request of the Trust), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount (if Fitch is then rating the VRDP Shares at the request of the Trust), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount (if any Other Rating Agency is then rating the VRDP Shares at the request of the Trust).

   (b) The Trust shall deliver to each Rating Agency which is then rating a Series of VRDP Shares at the request of the Trust and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, the VRDP Shares Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "Rating Agency Certificate"). A failure by the Trust to deliver a

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

Rating Agency Certificate with respect to the VRDP Shares Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Trust is less than the VRDP Shares Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Trust shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Trust failed to deliver such Rating Agency Certificate.

8. RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

   (a) Dividends on Preferred Shares Other Than VRDP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest in the Trust ranking, as to the payment of dividends, on a parity with the VRDP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VRDP Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each Series of VRDP Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest in the Trust ranking on a parity as to the payment of dividends with the VRDP Shares through their most recent respective dividend payment dates, all dividends declared upon the VRDP Shares and any other such class or series of shares of beneficial interest in the Trust ranking on a parity as to the payment of dividends with the VRDP Shares shall be declared PRO RATA so that the amount of dividends declared per share on the VRDP Shares and such other class or series of shares of beneficial interest in the Trust shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRDP Shares and such other class or series of shares of beneficial interest in the Trust bear to each other (for purposes of this sentence, the amount of dividends declared per VRDP Share shall be based on the Applicable Rate for such VRDP Share effective during the Dividend Periods during which dividends were not paid in full).

   (b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

   (c) Other Restrictions on Dividends and Other Distributions. For so long as any VRDP Share is Outstanding, and except as set forth in paragraph (a) of this
Section 8 and paragraph (c) of Section 11 of Part I of this Statement of Preferences, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless
(i) full cumulative dividends on shares of each Series of VRDP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Trust has redeemed the full number of VRDP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by

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

conversion into or exchange for shares of the Trust ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VRDP Shares at the request of the Trust), Fitch Eligible Assets (if Fitch is then rating the VRDP Shares at the request of the Trust) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VRDP Shares at the request of the Trust) would each at least equal the VRDP Shares Basic Maintenance Amount for such Series.

9. RATING AGENCY RESTRICTIONS. For so long as any shares of any Series of VRDP Shares is Outstanding and any Rating Agency is then rating a Series of VRDP Shares at the request of the Trust, the Trust will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VRDP Shares.

10. REDEMPTION.

    (a)Optional Redemption.

    (i)Subject to the provisions of subparagraph (iv) of this paragraph (a), shares of any Series of VRDP Shares may be redeemed, at the option of the Trust, at any time, as a whole or from time to time in part, out of legally available funds therefor in respect of shares of the Trust and otherwise in accordance with applicable law, at a redemption price per share equal to the sum of $100,000 PLUS an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date fixed for redemption; provided, however, that
       (1) shares of a Series of VRDP Shares may not be redeemed in part if after such partial redemption fewer than fifty (50) shares of such Series would remain Outstanding; (2) shares of a Series of VRDP Shares are not redeemable by the Trust during the Initial Rate Period; and
       (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a Series of VRDP Shares, as delivered to the Remarketing Agent and filed with the Secretary of the Trust, may provide that shares of such Series shall not be redeemable during the whole or any part of such Special
       Rate Period or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

   (ii)A Notice of Special Rate Period relating to shares of a Series of VRDP Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Trust's Board of Trustees, after consultation with the Remarketing Agent and the Liquidity Provider, determines that such Special Redemption Provisions are in the best interest of the Trust.

  (iii)If fewer than all of the Outstanding shares of a Series of VRDP Shares are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such Series to be redeemed shall be selected PRO RATA from among the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders, by lot or in such other manner as the Trust's Board of Trustees may determine to be fair and equitable. The Trust's Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which shares of a Series of VRDP Shares will be redeemed from time to time.

   (iv)The Trust may not on any date send a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date
       (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable premium) due to Holders by reason of the redemption of shares of a Series of VRDP Shares on such Redemption Date and (b) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the shares of a Series of VRDP Shares at the request of the Trust), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the shares of a Series of VRDP Shares at the request of the Trust) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the shares of a Series of

       VRDP Shares at the request of the Trust) each at least equals the VRDP Shares Basic Maintenance Amount, and would at least equal the VRDP Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the VRDP Shares Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor herein.

   (b) Mandatory Redemption. The Trust shall redeem, out of legally available funds therefor in respect of shares of the Trust and otherwise in accordance with applicable law, all Outstanding Series W-7 VRDP Shares on November 1, 2045, at a redemption price equal to $100,000 per share PLUS accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date. The Trust also shall redeem, out of legally available funds therefor in respect of shares of the Trust and otherwise in accordance with applicable law, at a redemption price equal to $100,000 per share PLUS accumulated but unpaid dividends thereon (whether or not earned or declared) to (but excluding) the date fixed by the Board of Trustees for redemption, certain of the shares of a Series of VRDP Shares, if the Trust fails to have either Moody's Eligible Assets (if Moody's is then rating the shares of a Series of VRDP Shares at the request of the Trust) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the shares of a Series of VRDP Shares at the request of the Trust) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the shares of a Series of VRDP Shares at the request of the Trust) with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount, or fails to maintain the Minimum VRDP Shares Asset Coverage in accordance with this Statement of Preferences, and such failure is not cured on or before the VRDP Shares Basic Maintenance Cure Date or the Minimum VRDP Shares Asset Coverage Cure Date, as the case may be. In the event of a failure by the Trust to have Rating Agency Eligible Assets with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount, if then applicable, the Trust may seek to cure such failure on or prior to the VRDP Shares Basic Maintenance Cure Date by complying with the requirements of the Rating Agency or Rating Agencies, if any, then rating shares of such Series of VRDP Shares at the request of the Trust as in effect at the time of such failure. The number of VRDP Shares to be redeemed shall be equal to the lesser of (A) the minimum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Trust's having each of Moody's Eligible Assets (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Trust) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Trust) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Trust) with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount or maintaining the Minimum VRDP Shares Asset Coverage, as the case may be, on the applicable Cure Date (provided, however, that, if there is no such minimum number of VRDP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRDP Shares and Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of legally available funds therefor in respect of shares of the Trust and in accordance with the Charter and applicable law. In determining the VRDP Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage, as the case may be, PRO RATA among VRDP Shares and other Preferred Shares (and, then, PRO RATA among each Series of VRDP Shares) subject to redemption or retirement. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than ten (10) days nor later than sixty (60) days after the applicable Cure Date, except that if the Trust does not have legally available funds for the redemption of all of the required number of VRDP Shares and other Preferred Shares which are subject to redemption or retirement or the Trust otherwise is unable as a result of applicable law to effect such redemption on or prior to sixty (60) days after the applicable Cure Date, the Trust shall redeem those VRDP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. Except in the case of a Failed Remarketing Condition--Purchased VRDP Shares Redemption, as described below, if fewer than all of the Outstanding shares of a Series of VRDP Shares are to be redeemed pursuant to this paragraph (b), the number of shares of a Series of VRDP Shares to be redeemed shall be redeemed PRO RATA, by lot or other fair method as determined by the Trust's Board of Trustees from the Holders of VRDP Shares in proportion to the number of shares of such Series of VRDP Shares held by such Holders.

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    (i)(A) In accordance with this Statement of Preferences and if then required pursuant to the Fee Agreement, if the Liquidity Provider acquires any VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased VRDP Shares for a continuous period of six (6) months during which such Purchased VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed pursuant to such Remarketings (I.E., a Failed Remarketing Condition--Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased VRDP Shares), the Trust shall effect a Failed Remarketing Condition--Purchased VRDP Shares Redemption out of legally available funds for the redemption of the Purchased VRDP Shares that are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption and in accordance with any other applicable law restrictions that apply to redemptions of shares; provided, that, as of the date of redemption:
       (i) to the extent any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption (I.E., Bank of America, N.A., or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with Bank of America, N.A., or any successor or permitted assign, and (ii) to the extent (a) any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and
       (b) the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption (I.E., Bank of America, N.A., or any successor or permitted assign) remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement with Bank of America, N.A., or any successor or permitted assign, the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption (I.E., Bank of America, N.A., or any successor or permitted assign) shall have made written affirmation to the Trust not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms. Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption (I.E., Bank of America, N.A., or any successor or permitted assign) to deliver the affirmation referred to in the foregoing proviso shall not relieve the Trust of its obligation to effectuate a Failed Remarketing Condition--Purchased VRDP Shares Redemption and shall only result in a delay by the Trust to effectuate a Failed Remarketing Condition--Purchased VRDP Shares Redemption until one
       (1) Business Day following the date that such Liquidity Provider delivers such affirmation or such affirmation is no longer required. The six-month holding period for Purchased VRDP Shares acquired and continuously held as a result of a continuing Failed Remarketing Condition--Purchased VRDP Shares shall be determined by the Trust on a first-in, first-out basis. The Trust shall effect a Failed Remarketing Condition--Purchased VRDP Shares Redemption on the Redemption Date fixed by the Trust therefor, which date shall not be later than three
       (3) Business Days after the expiration of the six-month period, except that if the Trust does not have legally available funds for the redemption of all of the required number of Purchased VRDP Shares which are subject to the Failed Remarketing Condition--Purchased VRDP Shares Redemption or the Trust otherwise is unable as a result of applicable law restrictions that apply to redemptions of shares, in each case, as certified in writing by the Trust, to effect such redemption on or prior to three (3) Business Days after the expiration of the six-month period, the Trust shall redeem those Purchased VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption out of legally available funds in respect of shares of the Trust and in accordance with applicable law restrictions that apply to redemptions of shares.

       (B) Upon the occurrence and continuance of a Failed Remarketing Condition--Purchased VRDP Shares with respect to any VRDP Shares, by the fifth (5th) Business Day following delivery of notice thereof from the Liquidity Provider in accordance with Section 7.08(c) of the Fee Agreement, the Trust shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Trust (a "Liquidity Account") Liquidity Account

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

       Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares. If, while the Failed Remarketing Condition--Purchased VRDP Shares with respect to such Purchased VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased VRDP Shares, then the Trust shall cause the Custodian and the Investment Adviser to take all such necessary action, including segregating additional assets of the Trust as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Trust segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Trust segregated as Liquidity Account Investments with respect to such Purchased VRDP Shares at the close of business on such date have a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares and (y) the assets of the Trust designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (C) below with respect to such Purchased VRDP Shares for such date. The Trust shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Trust subject to the interests of all creditors and shareholders of the Trust.

       (C) Subject to notice having been received as referred to in paragraph
       (B) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased VRDP Shares, from and after the day (or if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month period for the Failed Remarketing Condition--Purchased VRDP Shares applicable to such Purchased VRDP Shares (which, for the avoidance of doubt, may result in multiple six (6) month periods, each in respect of a Failed Remarketing Condition--Purchased VRDP Shares in respect of applicable Purchased VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased VRDP Shares set forth below opposite such day (the "Liquidity Requirement"), but in all cases subject to the cure provisions of paragraph (D) below:

           NUMBER OF DAYS*
PRECEDING THE SIX MONTH ANNIVERSARY OF        VALUE OF DEPOSIT SECURITIES
    LIQUIDITY PROVIDER'S PURCHASE       AS PERCENTAGE OF LIQUIDATION PREFERENCE
--------------------------------------  ---------------------------------------
                 150...................                    20%
                 120...................                    40%
                 90....................                    60%
                 60....................                    80%
                 30....................                   100%

--------
(1)*Or if such day is not a Business Day, the next succeeding Business Day
(2)(D) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased VRDP Shares for such Business Day, then the Trust shall cause the segregation of additional or substitute Deposit Securities in respect of the

       Liquidity Account for such Purchased VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased VRDP Shares is at least equal to the Liquidity Requirement for such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.

       (E) The Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares may be applied by the Trust, in its discretion, towards payment of the Redemption Price for such Purchased VRDP Shares. Upon the earlier to occur of (x) the successful remarketing of the Purchased VRDP Shares or (y) the deposit by the Trust with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased VRDP Shares on the Redemption Date for such Purchased VRDP Shares, the requirement of the Trust to maintain a Liquidity Account for such Purchased VRDP Shares as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

       (F) The provisions of paragraphs (A) through (E) of this
       Section 10(b)(ii) may be amended by the Board of Trustees, by resolution duly adopted, without shareholder approval in order to conform to the terms of the Fee Agreement or as otherwise necessary or desirable in the judgment of the Board of Trustees, provided that the Board of Trustees receives the prior written consent of the Liquidity Provider and written confirmation from each Rating Agency, as applicable, then rating shares of a Series of VRDP Shares at the request of the Trust that any such amendments would not adversely affect the rating then assigned by such Rating Agency to such Series of VRDP Shares.

  (iii)At least six (6) months prior to the scheduled mandatory Redemption Date of November 1, 2045 specified in Section 10(b)(i) above, if any Series W-7 VRDP Shares then remain Outstanding, the Trust shall cause the Custodian to segregate in a Liquidity Account (but without duplication of any Liquidity Account then in effect pursuant to Section 10(b)(ii) above), by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Trust, Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the then Outstanding Series W-7 VRDP Shares. The Trust shall maintain such Liquidity Account in accordance with Section 10(b)(ii)(B), (C) and
       (D) above and comply with the requirements set forth therein with respect to Liquidity Account Investments and the Liquidity Requirement; provided, that for purposes of this Section 10(b)(iii) all references therein to Purchased VRDP Shares shall be deemed to be to all Outstanding Series W-7 VRDP Shares, all references therein to the Failed Remarketing Condition--Purchased VRDP Shares or the related six-month period shall be deemed to be to the six-month period preceding the scheduled mandatory Redemption Date of November 1, 2045, and the references to notice by the Liquidity Provider shall not be applicable. The Deposit Securities included in the Liquidity Account for the Outstanding Series W-7 VRDP Shares may be applied by the Trust, in its discretion, towards payment of the Redemption Price for the Outstanding Series W-7 VRDP Shares. Upon the deposit by the Trust with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding Series W-7 VRDP Shares on November 1, 2045 Redemption Date for the Outstanding Series W-7 VRDP Shares, the requirement of the Trust to maintain a Liquidity Account for the Outstanding Series W-7 VRDP Shares as contemplated by this Section 10(b)(iii) shall lapse and be of no further force and effect.

   (c) Notice of Redemption. If the Trust shall determine or be required to redeem, in whole or in part, shares of a Series of VRDP Shares pursuant to paragraph (a) or (b)(i) of this Section 10, the Trust will send a notice of redemption (the "Notice of Redemption"), by Electronic Means (or by first-class mail, postage prepaid, in the case where the shares of such Series of VRDP Shares are in physical form), to Holders thereof and the Liquidity Provider or, in the case of a redemption pursuant to paragraph (b)(ii) of this Section 10, only to the Liquidity Provider, or request the Tender and Paying Agent, on behalf of the Trust to promptly do so by Electronic Means (or by first-class mail, postage prepaid, in the case where the shares of such Series of VRDP Shares are in physical form) so long as the Notice of Redemption is furnished by the Trust to the Tender and Paying Agent in electronic format at least five
(5) Business Days prior to the date a Notice of Redemption is required to be delivered to the

Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten
(10) days prior to the date fixed for redemption in such Notice of Redemption (the "Redemption Date"). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of shares of such Series of VRDP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for the VRDP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such VRDP Shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares of such Series of VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement of Preferences under which such redemption is made. If fewer than all shares of a Series of VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of shares of such Series of VRDP Shares to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to this Statement of Preferences that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

   (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 10, if any dividends on shares of a Series of VRDP Shares (whether or not earned or declared) are in arrears, no shares of such Series shall be redeemed unless all Outstanding shares of such Series are simultaneously redeemed, and the Trust shall not otherwise purchase or acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding shares of a Series of VRDP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding shares of such Series of VRDP Shares.

   (e) Absence of Funds Available for Redemption. To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in respect of shares of the Trust and in accordance with the Charter and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. A failure to redeem shares of a Series of VRDP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed shares of a Series of VRDP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on shares of a Series of VRDP Shares and shall include those shares of such Series of VRDP Shares for which a Notice of Redemption has been provided.

   (f) Tender and Paying Agent as Trustee of Redemption Payments by Trust. All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of shares of a Series of VRDP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed. The Trust's obligation to pay the Redemption Price of VRDP Shares called for redemption in accordance with this Statement of Preferences shall be satisfied upon payment of such Redemption Price by the Tender and Paying Agent to the Securities Depository on the relevant Redemption Date.

   (g) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, the Trust shall irrevocably (except to the extent set forth below in this paragraph (g)) deposit with the Tender and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any shares of a Series of VRDP Shares that are subject to such notice. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Tender and Paying Agent of Deposit Securities in an amount sufficient to redeem the shares of a Series of VRDP

Shares that are the subject of such notice, dividends on such shares of a Series of VRDP Shares shall cease to accumulate and such shares of a Series of VRDP Shares shall no longer be deemed to be Outstanding, except as noted below with respect to the VRDP Shares Purchase Agreement, for any purpose, and all rights of the Holders of the shares of a Series of VRDP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 of this Part I and in Section 3 of Part I of this Statement of Preferences. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares of a Series of VRDP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of shares of a Series of VRDP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the shares of a Series of VRDP Shares called for redemption on such date and
(ii) all other amounts to which Holders of shares of a Series of VRDP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of ninety (90) days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of a Series of VRDP Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Notwithstanding the foregoing, shares of a Series of VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Trust.

   (h) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 10, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Delaware or other applicable law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Delaware or other applicable law.

   (i) Only Whole Shares of a Series of VRDP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole shares of a Series of VRDP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Remarketing Agent shall be authorized to round up so that only whole shares are redeemed.

   (j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10, the Trust may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption of VRDP Shares, provided that such modification does not materially and adversely affect the Holders of VRDP Shares or cause the Trust to violate any law, rule or regulation, or to in any way alter the obligations of the Tender and Paying Agent without its prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other applicable law and
(y) would not cause a material risk as to the treatment of the VRDP Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, by resolution and with the prior written consent of the Liquidity Provider may modify such redemption procedures.

11. LIQUIDATION RIGHTS.

   (a) Ranking. The shares of a Series of VRDP Shares shall rank on a parity with each other, with shares of any other Series of VRDP Shares and with shares of any other Series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

   (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of VRDP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Trust legally available for distribution to its shareholders and otherwise in accordance with applicable law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the VRDP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares PLUS an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of Part I of this Statement of Preferences in connection with the liquidation of the Trust. After the payment to the Holders of VRDP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of VRDP Shares as such shall have no right or claim to any of the remaining assets of the Trust.

   (c) Pro Rata Distributions. In the event the assets of the Trust available for distribution to the Holders of VRDP Shares upon any dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or Series of Preferred Shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VRDP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

   (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of VRDP Shares as provided in paragraph (b) of this
Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of VRDP Shares shall not be entitled to share therein.

   (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Trust, nor the merger, consolidation or reorganization of the Trust into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12. PURCHASE OBLIGATION. As long as shares of any Series of VRDP Shares are Outstanding, the Trust shall maintain a VRDP Shares Purchase Agreement providing for a Purchase Obligation with a Liquidity Provider with
(i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the shares of such Series of VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act on an ongoing basis to the extent that the Trust can do so on a commercially reasonable basis as determined in the sole discretion of the Board of Trustees. If the Trust maintains a VRDP Shares Purchase Agreement providing a Purchase Obligation, the provisions herein relating to the Liquidity Provider shall be operative and the following shall apply:

   (a) The Trust shall notify, or cause the Tender and Paying Agent to notify, Holders by Electronic Means, or by first-class mail, postage prepaid, in the case in which shares of a Series of VRDP Shares are in physical form, (A) in the event of a Mandatory Tender Event or Mandatory Purchase Event, (B) upon at least seven days' prior notice in the event that there is a substitute Liquidity Provider (including, but not limited to, as to the Liquidity Provider, its consolidation, amalgamation with, or merger with or into, another entity, or the transfer of all or substantially all of the Liquidity Provider's assets to another entity), or (C) any downgrade in the rating of the Series of VRDP Shares or the Liquidity Provider by an NRSRO then rating shares of such Series of VRDP Shares at the request of the Trust or Liquidity Provider.

   (b) In the event of a Failed Remarketing Condition, the Trust will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Trust and Holders by telephone or Electronic Means, or by first-class-mail, postage prepaid, in the case in which shares of a Series of VRDP Shares are in physical form, of such Failed Remarketing Condition.

   (c) Each share of a Series of VRDP Shares shall be subject to tender to the Tender and Paying Agent for Remarketing on the related Purchase Date or, in the event (i) no Remarketing occurs or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares of a Series of VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such shares of a Series of VRDP Shares in a subsequent Remarketing prior to the Purchase Date) to the Liquidity Provider for purchase on such Purchase Date pursuant to a Notice of Purchase. If there is no Tender and Paying Agent or the Tender and Paying Agent does not perform such obligation pursuant to the VRDP Shares Purchase Agreement, Beneficial Owners and their Agent Members shall have the right to tender their shares of a Series of VRDP Shares directly to the Liquidity Provider pursuant to a Final Notice of Purchase. In the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement, the Trust (i) upon becoming aware thereof, shall promptly notify the Liquidity Provider, the Remarketing Agent and Holders by Electronic Means of such event, and (ii) so long as such event is continuing, shall use its best efforts to direct the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering shares of the Series of VRDP Shares that are the subject of such notice.

   (d) The Trust will require in the Tender and Paying Agent Agreement that, pursuant to a Tender, shares of a Series of VRDP Shares that are not sold in a Remarketing will be tendered by the Tender and Paying Agent to the Liquidity Provider for payment of the Purchase Price on the Purchase Date pursuant to the VRDP Shares Purchase Agreement.

   (e) Except as set forth in Section 10(b) of Part I of this Statement of Preferences in connection with a mandatory redemption of shares of a Series of VRDP Shares, the Trust shall have no obligation to purchase shares of a Series of VRDP Shares acquired by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement or otherwise.

   (f) Shares of a Series of VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event. So long as shares of such Series of VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Purchase will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Trust, or the Tender and Paying Agent at the direction of the Trust (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Trust), shall provide a Mandatory Purchase Notice by Electronic Means to Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding shares of such Series of VRDP Shares. The Mandatory Purchase Date shall not be later than seven (7) days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement. Any notice given in respect of a Mandatory Purchase under this Statement of Preferences shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. Upon the occurrence of a Mandatory Purchase Event, all Outstanding shares of a Series of VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any shares of such Series of VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

   (g) In the event shares of a Series of VRDP Shares are issued in certificated form and a Holder fails to deliver such shares of such Series of VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of shares of such Series of VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date. Any such undelivered shares of a Series of VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered shares of such Series of VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered shares of such Series of VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered shares of such Series of VRDP Shares. The undelivered shares of a Series of VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Trust will issue to the purchaser a replacement share certificate for such shares in lieu of such undelivered shares of such Series of VRDP Shares.

   (h) The Trust shall use its best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in this Statement of Preferences, the Tender and Paying Agent Agreement and the VRDP Shares Purchase Agreement with respect to the Tender and Paying Agent.

   The provisions of paragraphs (a) through (g) of this Section 12 may be amended by the Board of Trustees, by resolution duly adopted, without shareholder approval in order to conform to a VRDP Shares Purchase Agreement providing a Purchase Obligation.

13. MISCELLANEOUS.

   (a) Amendment of or Supplements to this Statement of Preferences. Subject to the provisions of Section 9 of Part I of this Statement of Preferences, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement of Preferences or required by applicable law), amend or supplement this Statement of Preferences to
(1) reflect any amendments or supplements hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement of Preferences without shareholder approval or (2) designate additional Series of VRDP Shares (and terms relating thereto). Each such additional Series shall be governed by the terms of this Statement of Preferences as so amended or supplemented.

   (b) No Fractional Shares. No fractional shares of a Series of VRDP Shares shall be issued.

   (c) Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Trust. Shares of a Series of VRDP shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares without designation as to series, provided, however, that any shares of a Series of VRDP Shares which are provisionally delivered by the Trust to or for the account of an agent of the Trust or to or for the account of a purchaser of the shares of the Series of VRDP Shares, but for which final payment is not received by the Trust, shall return to the status of authorized and unissued shares of such Series of VRDP Shares.

   (d) Purchase Obligation Part of the VRDP Shares. Each Holder and Beneficial Owner, by virtue of acquiring shares of a Series of VRDP Shares, is deemed to have agreed to treat the Purchase Obligation as part of the VRDP Shares rather than as a separate property right.

   (e) Treatment of VRDP Shares as Equity. Each Holder and Beneficial Owner, by virtue of acquiring shares of a Series of VRDP Shares, is deemed to have agreed to treat the VRDP Shares as equity in the Trust for U.S. federal income tax purposes.

   (f) Board of Trustees May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement of Preferences with respect to VRDP Shares prior to the issuance of such VRDP Shares.

   (g) Headings Not Determinative. The headings contained in this Statement of Preferences are for convenience of reference only and shall not affect the meaning or interpretation of this Statement of Preferences.

   (h) Notices. All notices or communications, unless otherwise specified in the By-laws of the Trust or this Statement of Preferences, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

   (i) Rating Agency Provisions and Definitions. To the extent any of the Rating Agency Provisions, Rating Agency Guidelines, asset coverage or leverage requirements of the Rating Agencies or any definition that incorporates a meaning set forth in any of the Rating Agency Guidelines are no longer required or used by a Rating Agency then rating the VRDP Shares in such Rating Agency's rating methodology or Rating Agency Guidelines, then such provisions, guidelines, requirements, or definitions shall have no effect under this Statement of Preferences, and notwithstanding anything herein to the contrary, the Board may remove any such provisions, guidelines, requirements or definitions from this Statement of Preferences without the vote, consent or approval of the Beneficial Owners or Holders of Preferred Shares, including any Series of VRDP Shares, or any other shareholder of the Trust.

   (j) Appendix A Incorporated by Reference. The Notice of Special Rate Period attached as Appendix A hereto amends, modifies, and is a part of, this Statement of Preferences. In the event of any conflict between the terms of Appendix A and any other terms of this Statement of Preferences during the Special Rate Period specified in Appendix A, the terms of Appendix A shall govern.

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                                    PART II

1. REMARKETING PROCEDURES.

   (a) Pursuant to an Optional Tender, Beneficial Owners may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or, if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent. Each Notice of Tender (except as described below) shall be irrevocable and effective upon receipt by the Tender and Paying Agent and shall:

       (i) be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day, with a copy to the Remarketing Agent;

       (ii) state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the Series of VRDP Shares to be purchased, and the Purchase Date and be in substantially the form of and contain such other information specified in an exhibit to the VRDP Shares Purchase Agreement; and

       (iii) state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as provided below) on or before 2:00 p.m., New York City time, on the Purchase Date.

   (b) Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Trust) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.

   (c) Any Notice of Tender delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender. Anything herein or in any other Related Document to the contrary notwithstanding, any failure by a Beneficial Owner or its Agent Member to deliver a copy of the Notice of Tender to the Remarketing Agent or any defect in the copy of the Notice of Tender to the Remarketing Agent will have no effect on the effectiveness of a Notice of Tender properly delivered to the Tender and Paying Agent.

   (d) The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered pursuant to the foregoing paragraph
(a) shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

   (e) (i) Shares of a Series of VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event.

       . (ii) So long as the shares of a Series of VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Trust, or the Tender and Paying Agent at the direction of the Trust (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Trust), shall provide a Mandatory Tender Notice by Electronic Means to the Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding shares of such Series of VRDP Shares. Any notice given in respect of a Mandatory Tender under this Statement of

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

          Preferences will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

       . (iii) Upon the occurrence of a Mandatory Tender Event, all Outstanding shares of a Series of VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any shares of such Series of VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred. In the event that shares of a Series of VRDP Shares are issued in certificated form and a Holder of shares of such Series of VRDP Shares fails to deliver such shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of shares of such Series of VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered shares of such Series of VRDP Shares as of the scheduled Purchase Date. Any such undelivered shares of such Series of VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered shares of such Series of VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered shares of a Series of VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered shares of such Series of VRDP Shares. The undelivered shares of a Series of VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Trust will issue to the purchaser a replacement share certificate in lieu of such undelivered shares of such Series of VRDP Shares.

   (f) A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the shares of a Series of VRDP Shares that were specified in such Notice of Tender to be purchased (a "Notice of Revocation"). Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Trust) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of shares of such Series of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time. The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of shares of such Series of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell shares of such Series of VRDP Shares. A Notice of Revocation shall be effective as to the number of shares of a Series of VRDP Shares specified therein as having been revoked less the number of shares of such Series of VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale. Notwithstanding the foregoing, tendered shares of a Series of VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of shares of such Series of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold shares of such Series of VRDP Shares.

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

   (g) In connection with any Special Rate Period designated pursuant to
Section 4 of Part I of this Statement of Preferences, the Board of Trustees, without the vote or consent of any Holder of any shares of any Series of VRDP Shares but with the prior written consent of the Liquidity Provider (except in the case of an Initial Special Rate Period), in the Notice of Special Rate Period relating to a Series of the VRDP Shares (other than in the case of an Initial Special Rate Period), as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ("Special Optional Tender Provisions") whereby the minimum number of days' notice required for an Optional Tender may exceed seven
(7) days as specified in the Special Optional Tender Provisions for such Special Rate Period.

   (h) The Trust shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities to use its best efforts to find purchasers for all shares of a Series of VRDP Shares properly tendered pursuant to a Tender.

2. REMARKETING SCHEDULE.

   (a) In connection with any attempted Remarketing, all tendered shares of a Series of VRDP Shares shall be remarketed at the Purchase Price of such shares. The calculation of the Purchase Price of the shares of such Series of VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed shares of such Series of VRDP Shares and the aggregate number and Purchase Price of shares of such Series of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Trust, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below. The proceeds of any sale of any remarketed shares of a Series of VRDP Shares by the Remarketing Agent relating to tendered shares of such Series of VRDP Shares shall be used by the Tender and Paying Agent for the purchase of the tendered shares of such Series of VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering shares of such Series of VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered shares of such Series of VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date and the re-delivery of such shares of such Series of VRDP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser's Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

   (b) By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice, in the form attached as Annex I to the VRDP Shares Remarketing Agreement, to the Tender and Paying Agent and the Liquidity Provider (and, at the direction of the Trust, concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notice) (a "Remarketing Notice"), by Electronic Means, that sets forth the number of shares of the Series of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold shares of the Series of VRDP Shares and the number of shares of such Series of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold shares of the Series of VRDP Shares to be paid by the Liquidity Provider. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the shares of the Series of VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Trust) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such shares of the Series of VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such shares of the Series of VRDP Shares, as calculated by the Remarketing Agent. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the shares of the Series of VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered shares of the Series of VRDP

Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Trust) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of shares of the Series of VRDP Shares required to be purchased by the Liquidity Provider. For purposes of the Final Notice of Purchase, any tendered shares of the Series of VRDP Shares for which proceeds from a Remarketing have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than VRDP Shares owned by the Remarketing Agent and tendered for Remarketing), shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider. The payment obligation of the Liquidity Provider shall equal the Purchase Price of the shares of the Series of VRDP Shares stated in the Final Notice of Purchase delivered to the Liquidity Provider as being required to be purchased by the Liquidity Provider.

   (c) The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any shares of a Series of VRDP Shares, wire transfer the aggregate Purchase Price of all shares of such Series of VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of shares of such Series of VRDP Shares on such date, as follows:
(i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase; and (ii) in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement and the Liquidity Provider has received a Remarketing Notice that such shares of such Series of VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Trust that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations under the VRDP Shares Purchase Agreement, in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, by payment against delivery of the shares of such Series of VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of shares of such Series of VRDP Shares in the form of global securities.

   (d) Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or from the Holder, in the case of a Mandatory Tender, of tendered shares of a Series of VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder, as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of "FREE" delivery through the system of the Securities Depository, shares of such Series of VRDP Shares in satisfaction of the Liquidity Provider's Purchase Obligation on such Purchase Date. Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the shares of the Series of VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Liquidity Provider, for payment of the Purchase Price upon delivery of the shares of such Series of VRDP Shares or, with respect to shares of such Series of VRDP Shares that are not delivered, for return to the Liquidity Provider upon its request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the shares of such Series of VRDP Shares by the tendering Holders against payment therefor. Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the shares of the Series of VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any shares of such Series of VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, for payment of the Purchase Price upon delivery of the shares of such Series of VRDP Shares or, with respect to shares of such Series of VRDP Shares that are not delivered, for return to the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any shares of such Series of VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, upon the Remarketing Agent's request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the shares of the Series of VRDP Shares by the tendering Holders against payment therefor. Upon

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

receipt of the shares of a Series of VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of proceeds of a Remarketing from the Remarketing Agent, with respect to the shares of such Series of VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Shares Purchase Agreement from the Liquidity Provider, with respect to the shares of such Series of VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for shares of such Series of VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

   (e) Except as otherwise expressly provided for herein, the purchase and delivery of tendered shares of a Series of VRDP Shares in the form of global securities and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

   (f) In connection with the allocation of shares of a Series of VRDP Shares tendered for Remarketing, the Remarketing Agent shall allocate those shares of such Series of VRDP Shares previously acquired by the Liquidity Provider pursuant to its Purchase Obligation first to any purchasers in a Remarketing (such allocation coming first from those shares of such Series of VRDP Shares acquired earliest by the Liquidity Provider).

   (g) The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above. Subject to the VRDP Shares Remarketing Agreement, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days' prior written notice to the Trust, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Trust. The Remarketing Agent may sell shares of a Series of VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price, subject to the restrictions set forth in Section 2(f) of the VRDP Shares Remarketing Agreement.

   (h) At any time after the termination of the VRDP Shares Purchase Agreement (or with respect to a remarketing of shares of a Series of VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any shares of a Series of VRDP Shares unsold in a Remarketing will be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, by the Tender and Paying Agent.

3. DETERMINATION OF APPLICABLE RATE.

   (a) The Applicable Rate shall be determined by the Remarketing Agent on and as of each Rate Determination Date as the lowest rate under then-existing market conditions that in the Remarketing Agent's sole judgment would result in the shares of the Series of VRDP Shares on the first (1st) day of the Subsequent Rate Period next succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof (PLUS accumulated but unpaid dividends thereon, whether or not earned or declared). Such determination shall be conclusive and binding upon the interested parties. The Applicable Rate shall not be more than the Maximum Rate. Notwithstanding the foregoing, the Applicable Rate for a Subsequent Rate Period that has been designated a Special Rate Period may be determined in accordance with the Notice of Special Rate Period designating such Special Rate Period.

   (b) The Remarketing Agent shall establish the Applicable Rate by 5:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth (0.001) of one percent PER ANNUM for the Subsequent Rate Period. The Applicable Rate shall be in effect from and including the first (1st) day following such Rate Determination Date to and including the following Rate Determination Date. The Remarketing Agent shall make the Applicable Rate available after 5:00 p.m., New York City time, on the Rate Determination Date by Electronic Means to the Trust, the Tender and Paying Agent and the Liquidity Provider and post the Applicable Rate on Bloomberg on such Rate Determination Date.

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

   (c) In the event that the Remarketing Agent establishes the Maximum Rate as the Applicable Rate for a Subsequent Rate Period, the Remarketing Agent shall notify the Trust and the Tender and Paying Agent of the Maximum Rate by Electronic Means after 5:00 P.M., New York City time, on each Rate Determination Date. The Trust will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Liquidity Provider and the Holders of VRDP Shares by first-class mail, postage prepaid (in the case of physical shares), or by Electronic Means (in the case of VRDP Shares in the form of global securities) that the Applicable Rate for the Subsequent Rate Period is the Maximum Rate.

   (d) In the event the Remarketing Agent does not or is unable to determine the Applicable Rate, or if there is no Remarketing Agent, the Applicable Rate shall be the Maximum Rate.

   (e) In the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread) and the Maximum Rate will continue to be the Applicable Rate (i) until the first
(1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and
(ii) until the first (1st) day of the next succeeding Dividend Period after the Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days.

4. FAILED REMARKETING CONDITION. In the event of a Failed Remarketing Condition, pursuant to the Tender and Paying Agent Agreement, the Tender and Paying Agent shall promptly provide notice of a Failed Remarketing Condition, but in any event within two (2) Business Days of receipt by the Tender and Paying Agent of notice from the Trust of the occurrence of such Failed Remarketing Condition, by Electronic Means (or by first-class mail, postage prepaid, in the case where VRDP Shares are in physical form) to the Holders (with a copy to the Trust).

5. PURCHASE OF VRDP SHARES BY REMARKETING AGENT. The Remarketing Agent in its sole discretion may purchase for its own account shares of a Series of VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any shares of a Series of VRDP Shares that would otherwise remain unsold in a Remarketing. None of the Trust, the Tender and Paying Agent or any Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner's tender of its shares of a Series of VRDP Shares in a Remarketing unless, in each case, such shares of such Series of VRDP Shares were acquired for the account of the Trust, the Tender and Paying Agent or the Remarketing Agent.

6. NOTIFICATION OF ALLOCATIONS. Whenever the Trust intends to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on shares of a Series of VRDP Shares, the Trust may (except as provided below) notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than fourteen (14) calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date. Whenever such advance notice is received from the Trust, the Tender and Paying Agent will notify each Holder and the Remarketing Agent will promptly notify each potential Beneficial Owner or its Agent Member. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period. The Trust may also include such ordinary income or capital gains in a dividend on shares of a Series of VRDP Shares without giving advance notice thereof if it increases the dividends by an additional amount calculated as if such income was a Taxable Allocation and the additional amount was a Gross-up Payment, provided that the Trust will notify the Tender and Paying Agent of the additional amounts to be included in such dividend at least five (5) Business Days prior to the applicable Dividend Payment Date.

7. TRANSFERS.

   (a) Unless otherwise permitted by the Trust or otherwise permitted by the VRDP Shares Remarketing Agreement in the case of VRDP Shares owned by the Liquidity Provider or the Remarketing Agent, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of shares of a Series of VRDP Shares only in whole shares

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

and only pursuant to a Remarketing in accordance with the Remarketing Procedures set forth in Part II of this Statement of Preferences, provided, however, that a sale, transfer or other disposition of shares of a Series of VRDP Shares from a Beneficial Owner who holds shares of a Series of VRDP Shares through an Agent Member to another Beneficial Owner who holds shares of a Series of VRDP Shares through the same Agent Member shall be permitted. In the case of all transfers other than pursuant to Remarketings made in accordance with the preceding sentence, the Agent Member or other Person to whom such transfer is made shall advise the Remarketing Agent. The Trust has not registered the shares of any Series of VRDP Shares under the Securities Act. Accordingly, the shares of each Series of VRDP Shares are subject to restrictions on transferability and resale and may only be purchased by and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the share certificate for the share of a Series of VRDP Shares. Any transfer in violation of the foregoing transfer restrictions will be void AB INITIO and any transferee of VRDP Shares transferred in violation of the foregoing restrictions shall be deemed to hold all payments it received on any improperly transferred VRDP Shares in trust for the benefit of the transferor of such VRDP Shares.

   (b) The Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Trust, in the case of a purchase of shares of a Series of VRDP Shares which are to be cancelled within ten (10) days of purchase by the Trust), and Persons over which the Investment Adviser, or affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act), exercise discretionary investment or voting authority (other than the Trust, in the case of a purchase of shares of a Series of VRDP Shares which are to be cancelled within ten (10) days of purchase by the Trust), are not permitted to purchase shares of a Series of VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases shall be void AB INITIO.

   (c) If at any time the Trust is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Trust shall furnish, or cause to be furnished, to Holders of shares of a Series of VRDP Shares and prospective purchasers of shares of a Series of VRDP Shares, upon request, information with respect to the Trust satisfying the requirements of subsection
(d)(4) of Rule 144A.

8. GLOBAL CERTIFICATE.

   Prior to the commencement of a Voting Period, (i) all of the shares of a Series of VRDP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Tender and Paying Agent and (ii) no registration of transfer of shares of a Series of VRDP Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VRDP Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in the State of Delaware, or any successor provisions.

IN WITNESS WHEREOF, BLACKROCK LONG-TERM MUNICIPAL ADVANTAGE TRUST has caused these presents to be signed as of October 28, 2015 in its name and on its behalf by its Vice President and attested by its Secretary. Said officers of the Trust have executed this Statement of Preferences as officers and not individually, and the obligations and rights set forth in this Statement of Preferences are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

                                             BLACKROCK LONG-TERM MUNICIPAL
                                             ADVANTAGE TRUST

                                             By:  /s/ Jonathan Diorio
                                                  ------------------------------
                                                  Name:  Jonathan Diorio
                                                  Title: Vice President

ATTEST:


/s/ Janey Ahn
----------------------------------
Name:   Janey Ahn
Title:  Secretary

                                  APPENDIX A

                         NOTICE OF SPECIAL RATE PERIOD

          BLACKROCK LONG-TERM MUNICIPAL ADVANTAGE TRUST (THE "TRUST")
                                  SERIES W-7
             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

                             CUSIP NO. 09250B202*

                         NOTICE OF SPECIAL RATE PERIOD

                                        October 29, 2015

                                        BlackRock Long-Term Municipal
                                        Advantage Trust
                                        100 Bellevue Parkway
                                        Wilmington, Delaware 19809

TO: Liquidity Provider and Remarketing Agent

   In accordance with the Trust's Statement of Preferences of Variable Rate Demand Preferred Shares, dated October 29, 2015 (the "STATEMENT OF PREFERENCES"), the Trust hereby notifies the Liquidity Provider and the Remarketing Agent that the Trust has determined to designate the Initial Rate Period for VRDP Shares as a Special Rate Period. The first day of the Special Rate Period shall be October 29, 2015 (the "SPECIAL RATE PERIOD COMMENCEMENT DATE") and the last day of the Special Rate Period shall be October 24, 2018 or such later date to which it may be extended in accordance with the terms set forth herein under "Additional Provisions Relating to the Termination of Special Rate Period" (such period, the "SPECIAL RATE PERIOD").

   Certain capitalized terms used in this Notice of Special Rate Period are defined in Appendix A hereto. Capitalized terms used but not defined in this Notice of Special Rate Period, including in Appendix A hereto, shall have the meanings given to such terms in the Statement of Preferences.

CALCULATION OF DIVIDENDS DURING SPECIAL RATE PERIOD

   During the Special Rate Period, for each SRP Calculation Period for the VRDP Shares, the dividend rate on the VRDP Shares (the "SRP APPLICABLE RATE") shall be calculated by the Tender and Paying Agent and shall be equal to the rate PER ANNUM that results from the sum of the (1) Base Rate and (2) Ratings Spread (the "SRP APPLICABLE RATE DETERMINATION"). During the Special Rate Period, references in the Statement of Preferences and the other Related Documents to the "Applicable Rate Determination," the "Applicable Rate," a "Subsequent Rate
--------
* NOTE: Neither the Trust nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

Period" or a "Rate Determination Date," in each case with respect to the VRDP Shares, shall be deemed to be references to the SRP Applicable Rate Determination, the SRP Applicable Rate, an SRP Calculation Period or an SRP Calculation Date, respectively. The SRP Applicable Rate for any SRP Calculation Period (or part thereof) shall in no event be greater than the Maximum Rate.

   The amount of dividends payable on each VRDP Share on any Dividend Payment Date during the Special Rate Period shall be calculated by the Tender and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each SRP Calculation Period (or part thereof) and, if applicable, any other Rate Period (or part thereof) occurring during the related Dividend Period. The amount of dividends accumulated for each such SRP Calculation Period (or part thereof) shall be computed by multiplying the SRP Applicable Rate for the VRDP Shares for such SRP Calculation Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such SRP Calculation Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

   During the Special Rate Period, the scheduled Dividend Payment Dates for the VRDP Shares shall continue to be the first Business Day of each calendar month; provided, however, the first Dividend Payment Date for the VRDP Shares will be December 1, 2015 and will cover the 33 day period beginning on the Special Rate Period Commencement Date and ending on November 30, 2015.

   For the avoidance of doubt, Section 3 of Part II of the Statement of Preferences shall not be applicable during the Special Rate Period.

SPECIAL REDEMPTION PROVISIONS

   During the Special Rate Period, the VRDP Shares may be redeemed pursuant to
Section 10(a)(i) of the Statement of Preferences only upon the payment of the applicable Redemption Premium and otherwise in accordance with Section 10(a) of the Statement of Preferences. The Trust's Board of Trustees has determined in accordance with Section 10(a)(ii) of the Statement of Preferences that the Special Redemption Provisions are in the best interests of the Trust.

   "REDEMPTION PREMIUM" means, if the VRDP Shares are rated above A1/A+ and its equivalent by all Rating Agencies then rating the VRDP Shares as of the relevant Redemption Date and with respect to the VRDP Shares subject to redemption on such Redemption Date, other than in respect of any redemption required to comply with the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage requirements or any optional redemption in connection with a redemption to comply with the Minimum VRDP Shares Asset Coverage requirements that results in Minimum VRDP Shares Asset Coverage of up to 240%, an amount equal to:

   (a) if such Redemption Date occurs on a date two years or more before the last day of the Special Rate Period, the product of 3% and the Liquidation Preference of the VRDP Shares subject to redemption;

   (b) if such Redemption Date occurs on a date that is less than two years but more than or equal to 18 months from the last day of the Special Rate Period, the product of 2% and the Liquidation Preference of the VRDP Shares subject to redemption; and

   (c) if such Redemption Date occurs on a date that is less than 18 months but more than or equal to one year from the last day of the Special Rate Period, the product of 1% and the Liquidation Preference of the VRDP Shares subject to redemption.

   Any VRDP Share exchanged for a preferred share of an acquiring entity or successor entity in connection with a reorganization, merger or redomestication of the Trust in another state that had been previously approved by the Holders of VRDP Shares or that otherwise does not require the vote or consent of the Holders of VRDP Shares shall not be subject to the Redemption Premium solely as a result of such exchange of shares.

OPTIONAL TENDER AND TRANSFERS OF VRDP SHARES

   During the Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

   The Trust agrees, however, that during the Special Rate Period, a Beneficial Owner or Holder of VRDP Shares may sell, transfer or otherwise dispose of VRDP Shares in whole shares only to (i) Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are either registered closed-end management investment companies, the common shares of which are traded on a national securities exchange ("CLOSED-END FUNDS"), banks or entities that are 100% direct or indirect subsidiaries of banks' publicly traded parent holding companies (collectively, "BANKS"), insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies,
(ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies (or, in the case of a tender option bond trust in which an affiliate of such Beneficial Owner or Holder retains a residual interest, such affiliate of such Beneficial Owner or Holder, but only to the extent expressly provided for in an agreement between the Trust and such Beneficial Owner or Holder) or (iii) such other Persons approved in writing by the Trust, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act. Any transfer in violation of the foregoing restrictions shall be void AB INITIO and any transferee of VRDP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VRDP Shares in trust for the benefit of the transferor of such VRDP Shares.

   In the event that a Beneficial Owner transfers VRDP Shares to a tender option bond trust in which such Beneficial Owner or an affiliate of such Beneficial Owner that is a wholly owned direct or indirect subsidiary of such Beneficial Owner retains a residual interest, for so long as no event has occurred that results in the termination of such tender option bond trust, for purposes of each section of the Statement of Preferences that requires, permits or provides for (i) notice or the delivery of information to the Beneficial Owner of VRDP Shares or (ii) voting of the VRDP Shares by or the giving of any consent by the Beneficial Owner of VRDP Shares (collectively, the "APPLICABLE SECTIONS"), then such Beneficial Owner, and not such tender option bond trust, shall be deemed to be the actual holder and Beneficial Owner of such VRDP Shares.

   Anything herein to the contrary notwithstanding, except with respect to the deemed holding and ownership provisions set forth above in respect of the Applicable Sections, any tender option bond trust to which the VRDP Shares are transferred and each of the beneficial owners thereof shall, subject to the provisions of the agreements governing the tender option bond trust, retain all of its other rights in respect of the VRDP Shares under the Statement of Preferences or applicable law, including, for the avoidance of doubt, the rights of such tender option bond trust in respect of matters addressed by any of the Applicable Sections to the extent necessary for the protection or exercise of such other rights or that are otherwise applicable as a result of the exercise of such other rights.

NOTICE OF TAXABLE ALLOCATIONS AND GROSS-UP PAYMENTS

   Section 3 of Part I and Section 6 of Part II of the Statement of Preferences shall have no effect during the Special Rate Period.

   During the Special Rate Period, Holders of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under applicable law and otherwise in accordance with applicable law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

   (a) Whenever the Trust intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Trust shall notify the Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, and (ii) for any successive SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding SRP Calculation Date. Whenever such advance notice is received from the Trust, the Tender and Paying Agent will notify each Holder and each Beneficial Owner or its Agent Member identified to the Tender and Paying Agent. With respect to an SRP Calculation Period for which such notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the SRP Calculation Period.

   (b) (i) If the Trust allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares, the Trust shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Tender and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Trust allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares without simultaneously increasing such dividend as described in clause (i) above the Trust shall, prior to the end of the calendar year in which such dividend was paid, direct the Tender and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Trust. The Trust shall compute the Gross-up Payment.

   (c) The Trust shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Trust.

ADDITIONAL PROVISIONS RELATING TO THE TERMINATION OF SPECIAL RATE PERIOD

   Pursuant to an amendment to the VRDP Shares Purchase Agreement, effective as of the Special Rate Period Commencement Date, the Scheduled Termination Date will be extended to October 29, 2018 (the "INITIAL EXTENDED TERMINATION DATE") and the Initial Extended Termination Date will constitute the Scheduled Termination Date.

   If the Initial Extended Termination Date for the VRDP Shares is further extended to a succeeding Scheduled Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement, then, unless the Special Rate Period has been extended in accordance with the procedures set forth below, the VRDP Shares beneficially owned by any Beneficial Owner will be deemed automatically tendered for Remarketing on the seventh day prior to the last day of the Special Rate Period (the "AUTOMATIC TENDER DATE") with a Purchase Date occurring on the first day of the Subsequent Rate Period immediately succeeding the Special Rate Period. Notice of the extension of the Initial Extended Termination Date for the VRDP Shares and the automatic tender of such VRDP Shares for Remarketing shall be provided by or on behalf of the Trust to the Holders of such VRDP Shares as soon as reasonably practicable upon the extension of the Initial Extended Termination Date, but in no event later than one Business Day before the Automatic Tender Date. Notwithstanding the foregoing provisions of this Notice of Special Rate Period, if any VRDP Shares beneficially owned by BANA for federal income tax purposes on such Purchase Date are not successfully remarketed for purchase on such Purchase Date, a Failed Remarketing Condition-Purchased VRDP Shares will be deemed to exist in respect of such VRDP Shares for all purposes of the Statement of Preferences (including Section 10(b) thereof and the definition of Maximum Rate) and the other Related Documents and, as of such Purchase Date, such VRDP Shares will be deemed beneficially owned by the Liquidity Provider. Accordingly, all such VRDP Shares deemed beneficially owned by the Liquidity Provider will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents. For the avoidance of doubt, if any VRDP Shares beneficially owned by a Beneficial Owner other than BANA are not successfully remarketed on the Purchase Date relating to the

Automatic Tender Date and are purchased by the Liquidity Provider pursuant to the Purchase Obligation, such VRDP Shares shall constitute Failed Remarketing Condition-Purchased VRDP Shares, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.

   The Trust shall have the right, exercisable not more than 120 days nor less than 90 days prior to the last day of the Special Rate Period, to request that each Holder of the VRDP Shares (x) extend the term of the Special Rate Period for the VRDP Shares for an additional 364-day period, which request may be conditioned upon terms and conditions that are different from the terms and conditions herein, including, without limitation, the further extension of the Scheduled Termination Date and (y) notify the Trust and the Tender and Paying Agent of such Holder's acceptance or rejection of such request within 30 days after receiving such request. If any Holder of the VRDP Shares fails to notify the Trust and the Tender and Paying Agent of its acceptance or rejection of the Trust's request for extension within 30 days after receiving such request, such failure to respond shall constitute a rejection of such request. Any acceptance by a Holder within such 30-day period may be conditioned upon terms and conditions, including, without limitation, the further extension of the Scheduled Termination Date, that are different from the terms and conditions herein or the terms proposed by the Trust in making an extension request (a "CONDITIONAL ACCEPTANCE"). If any Holder provides a Conditional Acceptance, then the Trust shall have 30 days thereafter to notify the Total Holders and the Tender and Paying Agent of the Trust's acceptance or rejection of the terms and conditions specified in any such Conditional Acceptance. The Trust's failure to notify the Total Holders and the Tender and Paying Agent within such 30-day period will be deemed a rejection of the terms and conditions specified in a Conditional Acceptance. Each Holder of the VRDP Shares may grant or deny any request for extension of the Special Rate Period for the VRDP Shares in their sole and absolute discretion and any request for such extension will be effective only if granted by the Total Holders.

   If the Initial Extended Termination Date is not further extended to a succeeding Scheduled Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement or if the VRDP Shares Purchase Agreement is otherwise terminated on or prior to the Initial Extended Termination Date for any reason, then the VRDP Shares beneficially owned by any Beneficial Owner will be deemed automatically tendered for Remarketing on the seventh day prior to the Initial Extended Termination Date (whether or not the VRDP Shares Purchase Agreement has terminated on or prior to such date) with a Purchase Date occurring on such Initial Extended Termination Date. Notice of the automatic tender of such VRDP Shares for Remarketing shall be provided by or on behalf of the Trust to the Holders of such VRDP Shares as soon as reasonably practicable prior to, but in no event later than one Business Day before, the Automatic Tender Date. Notwithstanding the foregoing provisions of this Notice of Special Rate Period, if any VRDP Shares beneficially owned by BANA for federal income tax purposes on such Purchase Date are not successfully remarketed for purchase on such Purchase Date, a Failed Remarketing Condition-Purchased VRDP Shares will be deemed to exist in respect of such VRDP Shares for all purposes of the Statement of Preferences (including Section 10(b) thereof and the definition of Maximum Rate) and the other Related Documents and, as of such Purchase Date, such VRDP Shares will be deemed beneficially owned by the Liquidity Provider, unless the Trust has entered into an Alternate VRDP Shares Purchase Agreement and all VRDP Shares beneficially owned by BANA are subject to purchase by the replacement Liquidity Provider pursuant to the Purchase Obligation of such Liquidity Provider under such Alternate VRDP Shares Purchase Agreement on and as of such Purchase Date. Accordingly, if a Failed Remarketing Condition-Purchased VRDP Shares is so deemed to exist in respect of any VRDP Shares deemed beneficially owned by the Liquidity Provider on such Purchase Date, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents. For the avoidance of doubt, if any VRDP Shares beneficially owned by a Beneficial Owner other than BANA are not successfully remarketed on the Purchase Date relating to the automatic tender described above and are purchased by the Liquidity Provider pursuant to the Purchase Obligation, such VRDP Shares shall constitute Failed Remarketing Condition-Purchased VRDP Shares, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.

OTHER ADDITIONAL PROVISIONS APPLICABLE DURING SPECIAL RATE PERIOD

   During the Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

   During the Special Rate Period, the first sentence of the first paragraph of
Section 12 of the Statement of Preferences shall be inapplicable.

   During the Special Rate Period, Section 4(f) of Part I of the Statement of Preferences shall be inapplicable. Section 4(f) of Part I of the Statement of Preferences states the following: "Notwithstanding the foregoing, no Special Rate Period shall end later than the fifteenth (15th) day prior to the Scheduled Termination Date at which point the Rate Periods shall revert to Minimum Rate Periods."

   During the Special Rate Period, the Trust is not required to obtain or maintain any short-term preferred share rating of the VRDP Shares and there shall be no other consequences, penalties or notices with respect to the withdrawal of the VRDP Shares' short-term preferred shares ratings by a Rating Agency.

   Notwithstanding the Trust's option to designate any succeeding Subsequent Rate Period of a Series of VRDP Shares as a Special Rate Period under Section 4 of Part I of the Statement of Preferences, during the Special Rate Period (unless extended in accordance with the terms specified above in "Additional Provisions Relating to the Termination of Special Rate Period"), the Trust shall not, without (i) the prior written consent of the Liquidity Provider and the

Remarketing Agent and (ii) the affirmative vote or consent of the Holders of a majority of the VRDP Shares of such Series Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, designate another Special Rate Period for such Series, amend, alter or repeal the term of the Special Rate Period or any other provision of this Notice of Special Rate Period so as to adversely affect any preference, right or power of the VRDP Shares of such Series or the Holders thereof set forth herein; provided, that any amendment, alteration or repeal of such other provision of this Notice of Special Rate Period that adversely affects the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders of the VRDP Shares of such Series shall require the affirmative vote or consent of the Total Holders of such Series, in person or by proxy, either in writing or at a meeting, voting as a separate class.

   In the event of any conflict between the terms of this Notice of Special Rate Period and the terms of the Statement of Preferences, the terms of this Notice of Special Rate Period shall govern.

   The Trust is authorized to amend, or consent to any amendment to, any Related Document in accordance with the terms therein for purposes of conforming the terms and provisions therein to the terms and provisions specified in this Notice of Special Rate Period.

                           [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, I have signed this Notice of Special Rate Period as of the date first written above.

                                             BLACKROCK LONG-TERM MUNICIPAL
                                             ADVANTAGE TRUST

                                             By:  /s/ Jonathan Diorio
                                                  ------------------------------
                                                  Name:  Jonathan Diorio
                                                  Title: Vice President

                Signature Page to Notice of Special Rate Period

                                                                     APPENDIX A

                                  DEFINITIONS

   The following terms shall have the following meanings:

   "BASE RATE" means, with respect to an SRP Calculation Period, the SIFMA Municipal Swap Index on the SRP Calculation Date for such SRP Calculation Period.

   "MAXIMUM RATE" means 15% per annum, exclusive of any applicable Gross-up Payment or increased dividend payment relating to the inclusion in any dividend of net capital gains or ordinary income taxable for regular federal income tax purposes, in each case due and payable in accordance with the Statement of Preferences.

   "RATINGS SPREAD" means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody's, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Trust, on the SRP Calculation Date for such SRP Calculation Period:

                  MOODY'S/FITCH                    PERCENTAGE
                  -------------                    ----------
                  Aaa/AAA.........................    0.83%
                  Aa3/AA- to Aa1/AA+..............    1.20%
                  A3/A- to A1/A+..................    2.00%
                  Baa3/BBB- to Baa1/BBB+..........    3.00%
                  Non-investment grade or Unrated.    4.00%

   "SRP CALCULATION DATE" means (i) with respect to the SRP Initial Calculation Period, the Special Rate Period Commencement Date and (ii) with respect to any SRP Subsequent Calculation Period, the last day of the immediately preceding SRP Calculation Period, provided that the next succeeding SRP Calculation Date will be determined without regard to any prior extension of a SRP Calculation Date to a Business Day.

   "SRP CALCULATION PERIOD" means the SRP Initial Calculation Period and any SRP Subsequent Calculation Period.

   "SRP INITIAL CALCULATION PERIOD" means, with respect to the VRDP Shares, the period commencing on, and including, the Special Rate Period Commencement Date and ending on, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

   "SRP SUBSEQUENT CALCULATION PERIOD" means, with respect to the VRDP Shares, the period from, and including, the first day following a SRP Calculation Date to, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

   "TOTAL HOLDERS" means, with respect to any Series of VRDP Shares, the Holders of 100% of the aggregate Outstanding amount of the VRDP Shares of such Series.